Exhibit 4.3

Execution version

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

by and among

DDC ENTERPRISE LIMITED

NORMA CHU KA YIN

EACH OF THE SUBSIDIARIES SET FORTH IN SCHEDULE A.2

and

EACH OF THE PERSONS SET FORTH IN SCHEDULE B

dated as of 5 February 2021

i

Schedule A –	List of the Restricted Individual and the Subsidiaries
Schedule B –	List of the Shareholders
Schedule C –	Rights attaching to the Shares
Exhibit A –	Form of Joinder

ii

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of 5 February 2021, is entered into among:

1.	DDC Enterprise Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”);

2.	Norma Chu Ka Yin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is Z243274(A) (the “Restricted Individual”);

3.	Each of the Subsidiaries set forth in Schedule A.2 hereto; and

4.	Each of the Persons set forth in Schedule B hereto.

W I T N E S S E T H:

WHEREAS, Ironfire, the Talis Investors, JIN Tai, Futec, K11, C Ventures Fund L.P., acting by C Ventures GP, its general partner (“C Ventures”), the Restricted Individual and the Company, among others, are parties to a Share Subscription Agreement (the “Purchase Agreement”) dated 31 May 2019, pursuant to which the Company has agreed to allot and issue (a) 140,056 Series C Preferred Shares and 164,474 Series B-2 Preferred Shares to Ironfire or its Affiliate; (b) 1,357,655 Series C Preferred Shares and 548,246 Series B-2 Preferred Shares to Beyond DayDay; (c) 271,531 Series C Preferred Shares and 109,649 Series B-2 Preferred Shares to Beyond Digital, (d) 760,001 Series C Shares to JIN Tai; (e) 907,000 Series C Shares to Futec; (f) 403,429 Series C Shares to C Ventures; (g) 806,858 Series C Shares to K11; and (h) 14,000,000 Founder Shares to the Restricted Individual;

WHEREAS, Virtual King Investment Limited (“Virtual King”) and the Company, among others, are parties to a share subscription agreement (the “Series C-1 HL Share Subscription Agreement”) dated 28 September 2020 (as amended and restated pursuant to an amendment and restatement deed dated 22 January 2021), pursuant to which the Company has agreed to allot and issue up to 4,198,329 Series C-1 Preferred Shares to Virtual King or its Affiliate;

WHEREAS, certain existing Shareholders and/or investors (the “Internal Round Investors”) and the Company, among others, are parties to a share subscription agreement (the “Internal Round Share Subscription Agreement”, together with Series C-1 HL Share Subscription Agreement, the “Series C-1 Purchase Agreements”) dated 22 January 2021, pursuant to which the Company has agreed to allot and issue 2,125,677 Series C-1 Preferred Shares to the Internal Round Investors;

WHEREAS, as part of the C-1 Financing Transactions (as defined below), the Company desires to enter into shareholders’ loan agreements (the “Shareholders’ Loan Agreements”) with certain investors, pursuant to which such investors agree to make available certain loan facilities in an aggregate amount of US$4,936,849 to the Company subject to the terms and conditions set out therein;

WHEREAS, as part of the C-1 Financing Transactions (as defined below), the Company agrees to accept the exchange by certain shareholders and investors of certain convertible loans held by such shareholders and investors into (a) the subscription price for the Series C-1 Preferred Shares (for which the Company agrees to allot and issue an aggregate number of 1,710,352 Series C-1 Preferred Shares) and (b) the shareholders’ loans to the Company, pursuant to the terms and conditions of the convertible loans exchange agreements (the “Convertible Loans Exchange Agreements”);

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WHEREAS, as part of the C-1 Financing Transactions (as defined below), the Company agrees to issue certain warrants to certain shareholders and investors entitling the holders to subscribe for preferred shares or ordinary shares of the Company, pursuant to the terms and conditions of the deeds of grant of warrants (the “Deeds of Grant of Warrants”);

WHEREAS, as part of the C-1 Financing Transactions (as defined below), the Company agrees to issue an aggregate number of 69,764,253 Ordinary Shares of the Company to certain shareholders and investors, pursuant to the terms and conditions of the share issuance agreements (the “Share Issuance Agreements”);

WHEREAS, the parties hereto desire to provide certain rights and obligations of the Shareholders and the Company with respect to the Equity Securities (as defined below) as hereinafter provided; and

NOW, THEREFORE, in consideration of the promises and the mutual representations, covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.

For purposes of this Agreement (including the Schedules and Exhibits hereto):

“2020 Convertible Loan Conversion Options” means all of the conversion options granted under (i) the convertible loan agreement entered into between the Company and certain Shareholders dated 23 March 2020, and (ii) each of the convertible loan agreement entered into between the Company and (A) Matthew Bromwich dated 7 July 2020, (B) Gan, Khai Choon dated 30 June 2020, (C) Lo, Ngok Yang dated 6 July 2020, (D) Grace Cheng Wen Seung dated 9 July 2020, and (E) Matthew Choi Chung Lee dated 27 October 2020, respectively.

“2020 Convertible Loans” means all the loan facilities provided to the Company pursuant to (i) a convertible loan agreement entered into between the Company and certain Shareholders dated 23 March 2020, and (ii) a convertible loan agreement with each of (A) Matthew Bromwich dated 7 July 2020, (B) Gan Khai Choon dated 30 June 2020, (C) Lo Ngok Yang dated 6 July 2020, (D) Grace Cheng Wen Seung dated 9 July 2020, and (E) Matthew Choi Chung Lee dated 27 October 2020, respectively.

“2020 Convertible Loan Shares” means all of the Shares or Equity Securities issued and issuable pursuant to the 2020 Convertible Loan Conversion Options and the 2020 Convertible Loan Warrants. For the avoidance of doubt, each lender of the 2020 Convertible Loans may choose to exercise either the 2020 Convertible Loan Warrants or the 2020 Convertible Loan Conversion Options, but not both.

“2020 Convertible Loan Warrants” means all the warrants granted under (i) the convertible loan agreement entered into between the Company and certain Shareholders dated 23 March 2020, and (ii) each of the convertible loan agreement entered into between the Company and (A) Matthew Bromwich dated 7 July 2020, (B) Gan, Khai Choon dated 30 June 2020, (C) Lo, Ngok Yang dated 6 July 2020, (D) Grace Cheng Wen Seung dated 9 July 2020, and (E) Matthew Choi Chung Lee dated 27 October 2020, respectively.

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“Accounting Standards” means generally accepted accounting principles in Hong Kong, as applicable, applied on a consistent basis.

“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. With respect to a Talis Investor, “Affiliate” shall also include any Person advised or managed by such Talis Investor and other fund advisors which are under common Control with such Talis Investor.

“Asset Sale” means a sale or transfer (or other acquisition by whatever means) of all or substantially all of the assets, including but not limited to the sale, transfer or exclusive license of all or substantially all of the Intellectual Property, of any Group Company.

“Business” means the operation of cooking multimedia platform and community in Hong Kong and the PRC by the Group Companies (or any Group Company as the context otherwise requires).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in the United Kingdom, the Cayman Islands, the British Virgin Islands, Hong Kong S.A.R. or the People’s Republic of China are authorized or required by law or executive order to close.

“C-1 Financing Transactions” means the Internal Round Financing, the HL Financing and all other transactions contemplated under the C-1 Financing Transaction Documents (each a “C-1 Financing Transaction”).

“C-1 Financing Transaction Documents” means this Agreement, the Series C-1 Purchase Agreements and all other documents in relation to the Internal Round Financing and the HL Financing, including but not limited to Shareholders’ Loan Agreements, the Convertible Loans Exchange Agreements, the Deeds of Grant of Warrants, the Share Issuance Agreements, the HL Deed of Grant of Warrant and other documents in connection thereto.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Closing” has the meaning as provided in the Purchase Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Competitors” means any entity with business that is related to the Business or otherwise competes with the Group Companies (including an Affiliate of such entity).

“Companies Law” means the Companies Law of the Cayman Islands, as amended.

“Control”, “Controls”, “Controlled” (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise.

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“Conversion Price” means the conversion price from time to time in effect for each class of Preferred Shares.

“Equity Securities” means any securities having voting rights in the election of the Board not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

“Founder Shares” means the class B ordinary shares, par value US$0.001 per share, in the share capital of the Company with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Fully Diluted Basis” means after taking into account all issued and outstanding Shares and assuming the exercise of all options and the conversion or exchange of all convertible or exchangeable Equity Securities and the exercise of similar rights, and the issuance of all Shares that the Company is obligated to issue thereunder or in connection therewith (but excluding (i) all of the Founder Shares, and

(ii) all of the unissued 2020 Convertible Loan Shares.

“Greater China” means the PRC, Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan.

“Group” means the Company and its Subsidiaries from time to time, and “Group Company” means any of them.

“Group Industry” means the food, lifestyle and wellness industry.

“HL Deed of Grant of Warrant” means the deed of grant of warrants dated on or about the date hereof entered into between the Company and Virtual King pursuant to which the Company has granted certain warrants to Virtual King to subscribe for certain Series C-1 Preferred Shares or Ordinary Shares.

“HL Financing” means the financing of the Company by issuing certain number of Series C-1 Preferred Shares to Virtual King or its Affiliate.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with applicable accounting standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

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“Intellectual Property” means (a) patents, patent applications and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith, (c) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Internal Round Financing” means the financing of the Company by issuing certain number of Series C-1 Preferred Shares to and borrowing certain funds from certain existing Shareholders.

“Key Employees” has the meaning provided in the Purchase Agreement and/or the Series C-1 Purchase Agreements.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company, any Subsidiary or any Shareholder, as the case may be.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.

“Major Investor” means any Preferred Shareholder other than Voodoo.

“Majority Vote” means a majority of directors present and entitled to vote either in person or by proxy or by alternate at a meeting of the Board at which there is a Quorum.

“Ordinary Shareholder” means any holder of Ordinary Shares who is registered as the holder of Ordinary Shares in the Register.

“Ordinary Shares” means the class A ordinary shares, par value US$0.001 per share, in the share capital of the Company with the rights set out in the Articles.

“Person” means an individual, partnership, company, corporation, limited liability company, association, joint stock company, trust, joint venture, organization, business organization, estate, union and any authority or any department, agency or political subdivision thereof.

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

“Preferred Shareholders” means the Series Seed Preferred Shareholders, the Series A Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series B Preferred Shareholders, the Series B-1 Preferred Shareholders, the Series B-2 Preferred Shareholders, the Series C Preferred Shareholders and the Series C-1 Preferred Shareholders.

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“Preferred Shares” means the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares.

“Qualified Exchange” means the New York Stock Exchange, the Nasdaq Global Market System, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Shenzhen Stock Exchange or any other internationally recognized exchange or quotation system that is approved in writing by the Requisite Majority.

“Qualified IPO” means (1) the closing of the first firm commitment, underwritten public offering to the general public of the Ordinary Shares which (i) results in such Ordinary Shares being listed on a Qualified Exchange, (ii) is effected pursuant to (A) an effective Registration Statement under the Securities Act or (B) the securities laws or rules applicable to an offering of securities on a Qualified Exchange, and (iii) results in the pre-money market capitalization of the Company being no less than US$200,000,000, calculated with reference to (y) the final offer price and (z) taking into account the Ordinary Shares (on a Fully Diluted Basis and fully converted basis) immediately before such listing on a Qualified Exchange, or (2) the closing of a transaction or arrangement (or a series of transactions or arrangements) pursuant to which, all or substantially all of the assets/businesses of the Group Companies are listed on a Qualified Exchange with the pre-money market valuation of the relevant listed equity securities representing all or substantially all of the assets/businesses of the Group Companies being no less than US$200,000,000, calculated by reference to the final offer price or issue price of such relevant listed equity securities at the time immediately prior to the consummation of such listing on a Qualified Exchange (on a Fully Diluted Basis and fully converted basis).

“Quorum” shall occur when there are present in person or by proxy or by alternate not less than one half of the total number of directors, including all of the Investor Directors.

“Register” means the register of members of the Company required to be kept pursuant to the Companies Law.

“Registrable Securities” means (a) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (b) any Equity Securities issuable or issued or distributed in respect of any of the Ordinary Shares identified in clause (a) by way of share dividend or share split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act or under the securities laws or rules applicable to an offering of securities on a Qualified Exchange and such Registrable Securities have been disposed of pursuant to such effective Registration Statement.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Requisite Majority” means the Shareholders holding at least 70% of all voting rights attached to the Shares, but excluding any Founder Shares, at any given time.

“Reserved Matter Threshold” means US$10,000,000.

“SEC” means the Securities and Exchange Commission of the United States of America (or any successor thereto).

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“Secretary” includes an assistant secretary and any person appointed to perform the duties of secretary of the Company.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, and all rules and regulations promulgated thereunder.

“Series A Preferred Shareholders” mean the holders of Series A Preferred Shares.

“Series A Preferred Shares” means the series A convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series A Subscription Price” means US$0.458 per Series A Preferred Share.

“Series A-1 Preferred Shareholders” mean the holders of Series A-1 Preferred Shares.

“Series A-1 Preferred Shares” means the series A-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series A-1 Subscription Price” means US$1.050 per Series A-1 Preferred Share.

“Series B Preferred Shareholders” mean the holders of Series B Preferred Shares.

“Series B Preferred Shares” means the series B convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series B Subscription Price” means US$1.921 per Series B Preferred Share.

“Series B-1 Preferred Shareholders” mean the holders of Series B-1 Preferred Shares.

“Series B-1 Preferred Shares” means the series B-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series B-1 Subscription Price” means US$2.206 per Series B-1 Preferred Share.

“Series B-2 Preferred Shareholders” mean the holders of Series B-2 Preferred Shares.

“Series B-2 Preferred Shares” means the series B-2 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series B-2 Subscription Price” means US$3.04 per Series B-2 Preferred Share.

“Series C Preferred Shareholders” mean the holder(s) of Series C Preferred Shares.

“Series C Preferred Shares” means the series C convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

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“Series C Subscription Price” means US$3.57 per Series C Preferred Share.

“Series C-1 Closing” means the closing of, (i) the sale and purchase of 4,198,329 Series C-1 Preferred Shares in accordance with the Series C-1 HL Share Subscription Agreement, (ii) 2,125,677 Series C-1 Preferred Shares in accordance with the Internal Round Share Subscription Agreement, (iii) provision of shareholders’ loans of an aggregate amount of US$4,936,849 by way of new cash, (iv) exchange of certain convertible loans into the principal loan amount of US$8,147,773 to the Company, and (iv) grant of certain warrants, options and allotment and issue of certain Ordinary Shares, in all cases in accordance with the C-1 Financing Transaction Documents.

“Series C-1 Preferred Shareholders” mean the holder(s) of Series C-1 Preferred Shares.

“Series C-1 Preferred Shares” means the series C-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series C-1 Subscription Price” means US$2.3819 per Series C-1 Preferred Share.

“Series Seed Preferred Shareholders” mean the holders of Series Seed Preferred Shares.

“Series Seed Preferred Shares” means the series seed convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in this Agreement (including Schedule C hereto) and the Articles.

“Series Seed Subscription Price” means US$0.311 per Series Seed Preferred Share.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company (excluding any Founder Shares).

“Shareholder” means a holder of any Shares.

“Shares” means issued shares in the Company and includes a fraction of an issued share in the Company.

“Strategic Advisory Committee” means the committee appointed by the Board pursuant to SECTION 2.08. (g).

“Subscription Price” means the Series Seed Subscription Price, the Series A Subscription Price, the Series A-1 Subscription Price, the Series B Subscription Price, the Series B-1 Subscription Price, the Series B-2 Subscription Price, the Series C Subscription Price and the Series C-1 Subscription Price.

“Subsidiaries” means the subsidiaries of the Company and any other Person Controlled directly or indirectly by the Company from time to time, including the HK Company, the DDC WFOE, the Lashu WFOE, Shanghai Youlong, the Domestic Company, OpenStudio, Guangzhou Youlong, OpenStudio Media, Shanghai City Modern and Fujian Jinjiang.

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SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location

“Additional Shares”	Schedule C, paragraph 3(v)(e)
“Agreement”	Preamble
“AMTD”	Schedule B
“Beyond DayDay”	Schedule B
“Beyond Digital”	Schedule B
“Blackout Period”	SECTION 5.04.
“Board”	SECTION 2.02.
“Board Observer”	SECTION 2.03. (f)
“C Ventures”	Recitals
“CFC”	SECTION 6.12. (d)
“Company”	Preamble
“Confidential Information”	SECTION 7.03.
“Conversion Date”	Schedule C, paragraph 3(ii)
“Conversion Notice”	Schedule C, paragraph 3(ii)
“Conversion Rights”	Schedule C, paragraph 3(i)
“Convertible Loans Exchange Agreements”	Recitals
“Co-Sale Notice”	SECTION 4.03. (a)
“DDC WFOE”	Schedule A
“Deeds of Grant of Warrants”	Recitals
“Demand Registration”	SECTION 5.02. (a)
“Demand Registration Statement”	SECTION 5.02. (a)
“Direct US Investor”	SECTION 6.12. (c)
“Domestic Company”	Schedule A
“Drag-Along Purchaser”	SECTION 4.04. (i)
“Drag-Along Requestors”	SECTION 4.04. (i)
“Drag-Along Transaction”	SECTION 4.04. (i)
“Event of Default”	SECTION 6.15.
“Fujian Jinjiang”	Schedule A
“Futec”	Schedule B
“Gobi”	Schedule B
“Guangzhou Youlong”	Schedule A
“Heyi”	Schedule B
“Heyi Director”	SECTION 2.03. (c)
“HK Company”	Schedule A
“HL Share Subscription Agreement”	Recitals
“Holding Vehicle”	SECTION 4.01. (e)
“Indirect US Investor”	SECTION 6.12. (c)
“Internal Round Investors”	Recitals
“Internal Round Share Subscription Agreement”	Recitals
“Investor Directors”	SECTION 2.03. (d)
“Ironfire”	Schedule B
“Ironfire Director”	SECTION 2.03. (b)
“K11”	Schedule B
“K11 Director”	SECTION 2.03. (d)
“Lashu WFOE”	Schedule A
“Liquidation Event”	Schedule C, paragraph 2
“Liquidation Preference”	Schedule C, paragraph 2
“Major Series Preferred Dividends”	Schedule C, paragraph 1

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“Maximum Number of Securities”	SECTION 5.02. (b)
“New Securities”	SECTION 3.02. (a)
“Offered Shares”	SECTION 4.02. (a)
“OpenStudio”	Schedule A
“OpenStudio Media”	Schedule A
“Ordinary Director”	SECTION 2.03. (a)
“Participants”	SECTION 4.03. (b)
“Participating Demand Holder”	SECTION 5.02. (a)
“Participating Piggy-Back Holders”	SECTION 5.03. (b)
“PFIC”	SECTION 6.12. (c)
“PFIC Shareholder”	SECTION 6.12. (c)
“Piggy-Back Registration”	SECTION 5.03. (a)
“Piggy-Back Registration Statement”	SECTION 5.03. (a)
“Preferred Dividends”	Schedule C, paragraph 1
“Prohibited Transfer”	SECTION 4.03. (e)(i)
“Proposed Transferees”	SECTION 4.02. (a)
“Purchase Agreement”	Recitals
“Redemption Price”	Schedule C, paragraph 5
“Relevant Period”	SECTION 6.04. (a)
“Remaining Preferred Shares”	Schedule C, paragraph 5
“Restricted Individual”	Preamble
“Selling Shareholder”	SECTION 4.02. (a)
“Series A Redemption Price”	Schedule C, paragraph 5
“Series A-1 Redemption Price”	Schedule C, paragraph 5
“Series B Redemption Price”	Schedule C, paragraph 5
“Series B-1 Redemption Price”	Schedule C, paragraph 5
“Series B-2 Redemption Price”	Schedule C, paragraph 5
“Series C Redemption Price”	Schedule C, paragraph 5
“Series C-1 Redemption Price”	Schedule C, paragraph 5
“Series C-1 Purchase Agreements”	Recitals
“Series Seed Preferred Dividends”	Schedule C, paragraph 1
“Share Issuance Agreements”	Recitals
“Shareholders’ Loan Agreements”	Recitals
“SPAC IPO”	SECTION 3.08.(g)
“Shanghai City Modern”	Schedule A
“Shanghai Youlong”	Schedule A
“Subsidiary Board”	SECTION 6.13.
“Talis Investors”	Schedule B
“Transfer”	SECTION 4.01. (a)
“Transfer Notice”	SECTION 4.02. (a)
“Virtual King”	Recitals
“Voodoo”	Schedule B
“Wealth Motion”	Schedule B
“Woodbury”	Schedule B

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SECTION 1.03. Principles of Construction.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The words “include,” “including” and “among other things” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of similar import.

(c) Unless the context clearly requires otherwise, “or” is not exclusive.

(d) Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or reenacted whether before or after the date of this Agreement so far as such modification or reenactment applies or is capable of applying to any transactions entered into prior to the Closing (in the case of the Major Investors except for the Series C-1 Preferred Shareholder) or the Series C-1 Closing (in the case of the Series C-1 Preferred Shareholder) and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

(e) References to the Preamble, Recitals, Clauses, Schedules and Exhibits are to the preamble, recitals and clauses of and schedules and exhibits to this Agreement.

(f) The headings are for convenience only and shall not affect the interpretation hereof.

(g) Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa and references to natural persons shall include bodies corporate.

(h) This Agreement is the result of negotiations between, and have been reviewed by, the respective parties hereto. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and there shall be no presumption that an ambiguity should be construed in favor of or against any of the parties solely as a result of such party’s actual or alleged role in the drafting of any such agreement.

(i) Any reference in this Agreement to this Agreement shall include any schedules and exhibits attached thereto and shall include this Agreement as amended, modified or supplemented from time to time and any document which amends, modifies or supplements this Agreement.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.01. Agreement to Vote. Each Shareholder agrees to vote all of its Equity Securities, and the Company agrees to take all necessary measures, in order to carry out the agreements set forth in this Article II, including, but not limited to, amending the constituent documents of the Company and each Subsidiary to be consistent with the terms of this Agreement, and to prevent any action by the Shareholders that is inconsistent with such agreements.

SECTION 2.02. Size of the Board. The Company’s board of directors (the “Board”) shall consist of seven (7) directors.

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SECTION 2.03. Composition of Board and Board Observer.

(a) The Restricted Individual shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time up to four (4) directors (each an “Ordinary Director” and collectively the “Ordinary Directors”).

(b) Ironfire shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (“Ironfire Director”).

(c) Heyi shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (“Heyi Director”).

(d) K11 shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (“K11 Director” and collectively with the Ironfire Director and the Heyi Director, the “Investor Directors”).

(e) At the date of this Agreement, the composition of the Board is as follows:

	Full Name	Type of director
1.	CHU, Ka Yin Norma	Ordinary Director
2.	YAU, Kwok Wing Tony	Ordinary Director
3.	CHOI, Chi Kin Calvin	Ordinary Director
4.	Matus Maar	Ordinary Director
5.	Richard Ho Yin Chan	Ironfire Director
6.	XU Liang	Heyi Director
7.	Cheng Yin Pan	K11 Director

(f) Virtual King shall be exclusively entitled to designate, appoint, remove, replace and reappoint from time to time one (1) person to attend any Board meeting as an observer of such meeting in a non-voting observer capacity (“Board Observer”) for so long as Virtual King holds no less than one percent (1%) of the Shares (on a Fully Diluted Basis) in the Company.

SECTION 2.04. Frequency of Meetings.

(a) The Board shall meet no less frequently than quarterly at such place and time as shall be determined by Majority Vote. Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be agreed by Majority Vote), shall be called at the direction of the chief executive officer of the Company or one or more directors, upon not less than three (3) Business Days’ notice given by the chief executive officer of the Company or the Secretary (which officers shall give such notice if properly directed to do as aforesaid). Emergency meetings of the Board may be held at the offices of the Company (or such other place as shall be agreed by Majority Vote) upon not less than one (1) Business Day’s telephone notice specifying in reasonable detail the nature of such emergency (to be confirmed by written facsimile or email notice) by any director, the chief executive officer of the Company or the Secretary.

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(b) With respect to quarterly meetings and non-quarterly non-emergency meetings, not later than five (5) Business Days before each such meeting, the chief executive officer of the Company or the Secretary shall deliver to each director and the Board Observer, together with the notice of each such meeting, an agenda specifying in reasonable detail the matters to be discussed at the applicable Board meeting. Any director that wishes to have any additional matter discussed at any such meeting shall give the Secretary of the Company and each other director, not later than two (2) Business Days prior to any such meeting, notice of each matter it so wishes to discuss.

(c) The directors of the Company shall also be entitled to be paid their traveling, hotel and other expenses reasonably and properly incurred by them in going to, attending and returning from meetings of the Board, or any committee of the directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a director, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. For the purposes of this SECTION 2.04. (c), the amount in which the Company shall reimburse each director shall not exceed US$15,000 per calendar year.

(d) The Board Observer shall also be entitled to be paid his/her traveling, hotel and other expenses reasonably and properly incurred by him/her in going to, attending and returning from meetings of the Board.

SECTION 2.05. Vacancies. A Shareholder may at any time remove or replace any director nominated by such Shareholder by notice in writing to the Company. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a) if the departed director was nominated by the Restricted Individual, then the Restricted Individual,

(b) if the departed director was nominated by Ironfire, then Ironfire,

(c) if the departed director was nominated by Heyi, then Heyi,

(d) if the departed director was nominated by K11, then K11,

shall be entitled to designate in writing one nominee for election to fill such vacancy. The Shareholders shall, as soon as practicable after such nomination is made, vote their respective Equity Securities to elect such nominee to the Board.

SECTION 2.06. Matters Requiring Consent of Simple Majority. Notwithstanding any provisions contained herein or in the Charter Documents of any Group Company, each Group Company shall not, and each Shareholder shall procure that each Group Company shall not, take, permit to occur, approve, authorize, or agree or commit to do any of the actions related to the following matters, unless and until approved in writing by the Shareholders holding at least 51% of all voting rights attached to the Shares at any given time:

(a) any deviation from or amendment of, more than 20% of the operating expenses amount as set out in the annual budget of the Group;

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(b) making any capital commitment or expenditure within the Group Industry in excess of the annual budget of the Group, provided that the total commitment or expenditure in excess exceeds the Reserved Matter Threshold;

(c) the acquisition or disposal of any equity interest (or any asset, business, business line or department) within the Group Industry, whereby the total acquisition or disposal value within any financial year exceeds the Reserved Matter Threshold;

(d) the formation of any joint venture or partnership with any non-Affiliate (except for any strategic alliance which does not involve equity or equity-related investment) involving business within the Group Industry, whereby the total investment amount and commitment within any financial year exceeds the Reserved Matter Threshold;

(e) any decision or amendment to the business strategy, investment plan or annual business plan of any Group Company, including but not limited to any change to the business scope or nature of business of any Group Company, or entering into any new line of business or cessation of any existing line of business of any Group Company, for as long as such change or amendment is within the Group Industry;

(f) any restructuring, liquidation, dissolution or winding up of any Group Company that is valued at more than the Reserved Matter Threshold;

(g) any sale, transfer, lease, or other disposal of, or the incurrence of any Lien on, any asset, or granting the operation right of such asset to any third party, provided that such sale, transfer, lease, disposal, incurrent of lien or granting of operation right (1) is made at fair value on an arm’s length basis, and (2) within any financial year exceeds the Reserved Matter Threshold;

(h) any investment or capital commitment in a single transaction, or in a series of transactions, by any Group Company, whereby the total investment and capital commitment within any financial year exceeds the Reserved Matter Threshold;

(i) any purchase or disposal of any asset in a single transaction, or in a series of transactions by any Group Company, whereby the total purchase or disposal amount within any financial year exceeds the Reserved Matter Threshold;

(j) any expenditure in a single transaction, or in a series of transactions by the Company, provided that the total expenditure within any financial year exceeds the Reserved Matter Threshold;

(k) the incurrence of any Indebtedness by a Group Company in a single transaction, or in a series of transaction, whereby the total Indebtedness incurred within any financial year exceeds the Reserved Matter Threshold;

(l) any authorization or issue of any bond of any Group Company, with security over any of the business, assets or proprietary rights of any Group Company in the form of mortgage, lien, charge or pledge (no matter whether it is fixed or floating mortgage, charge or any other form of encumbrance), provided that the total value of such bonds within any financial year exceeds the Reserved Matter Threshold;

(m) any sale, transfer, grant of an exclusive license, or other disposal of, or the incurrence of any Lien on, the material trademark, patent or other intellectual properties of any Group Company, except in the ordinary course of the business;

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(n) approval, extension or amendment of any agreement or transaction that grants any exclusive right or other substantial rights related to the business of any Group Company;

(o) commencement or termination of any dispute resolution proceeding, or entering into any settlement with any Person or entity in such proceeding, provided that the total amount in dispute exceeds the Reserved Matter Threshold;

(p) hiring or terminating any senior management member of any Group Company (excluding the Restricted Individual), or the approval or change of the remuneration package of any such senior management member (except that of the Restricted Individual); and

(q) any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above (or anything which is analogous to or has a substantially similar effect to any of the actions listed above).

SECTION 2.07. Matters Requiring Consent of Requisite Majority. Notwithstanding any provisions contained herein or in the Charter Documents of any Group Company, each Group Company shall not, and each Shareholder shall procure that each Group Company shall not, take, permit to occur, approve, authorize, or agree or commit to do any of the actions related to the following matters, unless and until approved in writing by the Requisite Majority:

(a) subject to the composition of the Board pursuant to SECTION 2.03., any change of the size and composition of the board of directors or supervisors of any Group Company, or any change of the compensation of the directors and supervisors of any Group Company;

(b) the approval of the final account of any Group Company in each financial year;

(c) any action that authorizes, creates or issues, except for the sale or issue of a maximum of (1) 822,368 Series B-2 Preferred Shares, at a price per share no less than the Series B-2 Subscription Price, (2) 5,817,670 Series C Preferred Shares, at a price per share no less than the Series C Subscription Price and (3) 8,034,358 Series C-1 Preferred Shares, at a price per share no less than the Series C-1 Subscription Price, provided that the Company must first obtain the prior written approval of the Board with regards to the identity of the new investor(s) subscribing for the Series B-2 Preferred Shares, the Series C Preferred Shares or the Series C-1 Preferred Shares, and provided always that any new Shareholder shall execute a joinder to this Agreement substantially in the form attached hereto as Exhibit A (i) any class or series of Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on parity with any Preferred Shares in issue, or (ii) any other equity securities of any Group Company except for the Conversion Shares and the Ordinary Shares (or options or warrants therefor) under any written equity incentive plans approved by the Board, or (iii) any increase of the authorized number of shares of Ordinary Shares or any Equity Securities convertible into, exchangeable for, or exercisable into Ordinary Shares;

(d) any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with the Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(e) the merger, amalgamation or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company (whether individually or in combination with any other Group Company) of all or substantially all of the assets, equity or business of another Person;

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(f) any initial public offering of any Equity Securities of any Group Company subject to the terms and conditions as decided by the Strategic Advisory Committee;

(g) any adverse amendment or change, directly or indirectly, of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Preferred Shares in issue;

(h) any amendment, modification, deletion or waiver of any provisions under any of the Charter Documents of any Group Company, that would adversely alter the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Preferred Shares in issue;

(i) any declaration, set aside or payment of a dividend or other distribution by any Group Company, or the adoption of, or any change to, the dividend and loss recovery policy of any Group Company;

(j) any purchase, repurchase or redemption of any Equity Security of any Group Company or any change of the capitalization structure, authorized share capital, issued share capital or registered capital of any Group Company;

(k) any restructuring, liquidation, dissolution or winding up of any Group Company that is valued at more than the Reserved Matter Threshold, and including any Asset Sale or any Share Sale;

(l) any sale or disposal of all or substantially all of the assets of any Group Company;

(m) unless otherwise approved by the Board, actions that approve or alter, directly or indirectly, the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any shareholder or director of any Group Company, including but not limited to the provision of any loan or advancement to any shareholder or director of any Group Company, or the guarantee, indemnity or security therefor;

(n) entering into any loan agreement by a Group Company which entitles the loan holder to convert the loan into any Shares of the Company, including but not limited to any shares to be issued in any future financing round(s); and

(o) any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above (or anything which is analogous to or has a substantially similar effect to any of the actions listed above).

SECTION 2.08. Matters Requiring Consent of Board of Directors. Notwithstanding any provisions contained herein or in the Charter Documents of any Group Company, each Group Company shall not, and each Shareholder shall procure that each Group Company shall not, take, permit to occur, approve, authorize, or agree or commit to do any of the following unless and until approved by at least five (5) directors of the Company:

(a) the approval of the annual budget of the Group,

(b) any deviation from or amendment of, more than 20% of the operating expenses amount as set out in the annual budget of the Group;

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(c) making any capital commitment or expenditure outside the Group Industry, or in excess of the annual budget of the Group, whereby the total commitment or expenditure in excess exceeds the Reserved Matter Threshold;

(d) the acquisition or disposal of any equity interest (or any asset, business, business line or department) outside the Group Industry, whereby the total acquisition or disposal value exceeds the Reserved Matter Threshold;

(e) the formation of any joint venture or partnership with any non-Affiliate (except for any strategic alliance which does not involve equity or equity-related investment) involving business outside the Group Industry, or whereby the total investment amount and commitment exceeds the Reserved Matter Threshold;

(f) any decision or amendment to the business strategy, investment plan or annual business plan of any Group Company, including but not limited to any change to the business scope or nature of business of any Group Company, or entering into any new line of business or cessation of any existing line of business of any Group Company, outside the Group Industry;

(g) the authorization for the formations of the Strategic Advisory Committee, which shall authorize and approve the material terms of any major strategic actions by the Company, including but not limited to, merger, Special Purpose Acquisition Company IPO (“SPAC IPO”), trade sale of the Company and any Qualified IPO or initial public offering of any Equity Securities of any Group Company, including (i) choice of the sponsor(s), the underwriter(s), the listing venue(s), and/or the securities exchange(s), (ii) valuation of the Company and/or (iii) other material terms of the initial public offering (subject to the composition of the Strategic Advisory Committee pursuant to SECTION 2.12.);

(h) the granting by a Group Company of any loan or advancement to any Person (other than a wholly-owned subsidiary of the Company), except in the ordinary course of the Business;

(i) the adoption, amendment or termination of, or change in the share reserve under any equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, or the determination of the exercise price for any share options or other equity incentives under such plan, or the grant or award of any share options or other equity incentives under such plan;

(j) the appointment or removal of the auditors for any Group Company, or any material change in accounting policies and procedures or internal controls or authorization policies, or the making of any significant tax or accounting election or the change of the term of the fiscal year for any Group Company;

(k) any transaction (including the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) between a Group Company and any employees or any related party thereof outside the ordinary course of the Business, including the compensation of (or any loans granted to) the Restricted Individual, beneficial owners of the Ordinary Shareholders, officers and directors of the Company or their respective Affiliates;

(l) terminating of or the approval or change of the remuneration package of the Restricted Individual;

(m) any purchase of real property outside the approved annual budget;

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(n) any sale, transfer, lease, or other disposal of, or the incurrence of any Lien on, any asset, or granting the operation right of such asset to any third party, whereby such sale, transfer, lease, disposal, incurrent of lien or granting of operation right within any financial year exceeds the Reserved Matter Threshold;

(o) any investment or capital commitment in a single transaction, or in a series of transactions, by any Group Company, whereby the total investment and capital commitment exceeds the Reserved Matter Threshold;

(p) any purchase or disposal of any asset in a single transaction, or in a series of transactions by any Group Company, whereby the total purchase or disposal amount within any financial year exceeds the Reserved Matter Threshold;

(q) any expenditure in a single transaction, or in a series of transactions by the Company, whereby the total expenditure within any financial year exceeds the Reserved Matter Threshold;

(r) the incurrence of any Indebtedness by a Group Company in a single transaction, or in a series of transaction, whereby the total Indebtedness incurred within any financial year exceeds the Reserved Matter Threshold;

(s) any authorization or issue of any bond of any Group Company, with security over any of the business, assets or proprietary rights of any Group Company in the form of mortgage, lien, charge or pledge (no matter whether it is fixed or floating mortgage, charge or any other form of encumbrance), whereby the total value of such bonds within any financial year exceeds the Reserved Matter Threshold;

(t) commencement or termination of any dispute resolution proceeding, or entering into any settlement with any Person or entity in such proceeding, whereby the total amount in dispute exceeds the Reserved Matter Threshold;

(u) the adoption of or amendment to the profit distribution policy and the incentive stock option plan of the Group Companies except for the detailed terms such as the grant or award of, the vesting schedule of, the determination of the exercise price for and the selection of the recipients of such stock options under such incentive stock option plan;

(v) the granting by a Group Company of any loan or advancement to any Person (including any employee or director of any Group Company), or the ownership of any share or other security in any Subsidiary, other company, partnership or entity, except in the ordinary course of the Business;

(w) the giving by a Group Company of any guarantee in respect of any Indebtedness or mortgage of, any Person, except the accounts payable incurred by any Group Company in the ordinary course of the Business; and

(x) any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above (or anything which is analogous to or has a substantially similar effect to any of the actions listed above).

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SECTION 2.09. Additional Voting Requirements.

(a) If (i) any action listed in SECTION 2.06. requires the approval of the Shareholders of the Company by applicable Laws or otherwise and (ii) the approval of the relevant Shareholders has not yet been obtained, then the relevant Shareholders shall, in a Shareholders meeting or resolution contemplating the voting of such action, have the same number of votes as the Shareholders who vote in favor of such act plus one. If (i) any action listed in SECTION 2.07. requires the approval of the Shareholders of the Company by applicable Laws or otherwise and (ii) the approval of the relevant Requisite Majority has not yet been obtained, then the relevant Requisite Majority shall, in a Shareholders meeting or resolution contemplating the voting of such action, have the same number of votes as the Shareholders who vote in favor of such act plus one. If (i) any action listed in SECTION 2.08. requires the approval of the Board of the Company by applicable Laws or otherwise and (ii) the approval of the relevant directors of the Company has not yet been obtained, then the relevant directors of the Company shall, in a Board meeting or resolution contemplating the voting of such action, have the same number of votes as the directors of the Company who vote in favor of such act plus one.

(b) The Shareholders hereby agree not to vote their Shares in favor of any change to the Articles (each as amended to date) inconsistent with SECTION 2.06. , SECTION 2.07. or SECTION 2.08. The Company agrees not to vote its interest in each Subsidiary in favor of any change to the organizational documents of a Subsidiary inconsistent with SECTION 2.06. , SECTION 2.07. or SECTION 2.08.

SECTION 2.10. Action by Written Consent. Any action required or permitted to be taken by the directors, either at a meeting or otherwise, may be taken without a meeting if the directors unanimously consent thereto in writing. The Shareholders agree that the written resolutions shall be filed with the minutes of proceedings of the directors. Written notice of the action to be taken by written consent of the Board will be given by the chief executive officer of the Company or the Secretary to all Shareholders at least two (2) Business Days prior to the effectiveness of any such action.

SECTION 2.11. Telephonic Meetings. Directors of the Company may participate in a meeting of the Board or any Subsidiary Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 2.12. Strategic Advisory Committee.

(a) The Strategic Advisory Committee (when appointed) shall consist of nine (9) members and the composition of the Strategic Advisory Committee shall be as follows:

(i) The Restricted Individual shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time up to four (4) Strategic Advisory Committee members, of which one (1) member shall be recommended by Virtual King.

(ii) AMTD, Ironfire, Futec, Gobi, and K11 shall each be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Strategic Advisory Committee member.

(b) Matters relating to material terms of any major strategic actions by the Company, including but not limited to, merger, SPAC IPO, trade sale of the Company and the initial public offering of any Equity Securities of any Group Company or the Qualified IPO to be determined by the Strategic Advisory Committee shall be determined by not less than five (5) Strategic Advisory Committee members (which shall include one (1) member appointed by the Restricted Individual).

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ARTICLE III

FINANCE; PRE-EMPTIVE RIGHTS

SECTION 3.01. Further Finance. No Shareholder shall be obliged to contribute further funds (whether in the form of debt or equity) to the Company or any member of the Group under any circumstances, even in the event that the Company or any member of the Group requires further funding for its operations.

SECTION 3.02. Pre-emptive Rights on New Issuances. Each Major Investor shall be entitled to a right of participation to purchase a pro rata share of New Securities which the Company may, from time to time, propose to sell and issue, except for the sale or issue of additional Series B-2 Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares within three (3) months from the date of Closing (in the case of the Major Investors except the Series C-1 Preferred Shareholder) or the date of the Series C-1 Closing (in the case of the Series C-1 Preferred Shareholder) at a price per share no less than the Series B-2 Subscription Price, the Series C Subscription Price, or the Series C-1 Subscription Price (as the case may be) (provided that any new Shareholder shall execute a joinder to this Agreement substantially in the form attached hereto as Exhibit A). Each Major Investor’s pro rata share, for purposes of this right of participation, shall equal to (i) the total number of such New Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Major Investor immediately prior to the issuance of the New Securities (on a Fully Diluted Basis) and the denominator of which shall be the total number of Ordinary Shares held by all Shareholders immediately prior to the issuance of the New Securities (on a Fully Diluted Basis). This right of first refusal shall be subject to the following provisions:

(a) “New Securities” means any share (including Ordinary Shares and/or preferred shares) in the capital of the Company whether now authorized or not, and rights, options or warrants to purchase such shares and securities of any type whatsoever that are, or may become, convertible into share in the capital of the Company, and any debt instrument or debt interest; provided, however, that the term “New Securities” does not include (i) securities purchased under the Purchase Agreement and the Series C-1 Purchase Agreements and securities issued and/ or converted pursuant to the C-1 Financing Transaction Documents; (ii) securities issued upon conversion of the Preferred Shares or exercise of the outstanding options or warrants; (iii) securities issued to employees, consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Board (which approval shall include all of the Investor Directors); (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any share split, share dividend, recapitalization or other similar events of the Company; and (vi) securities issued or issuable to banks, equipment lessors, real estate lessors or other financial institutions pursuant to debt financing, equipment finance leasing, real estate finance leasing or other commercial transactions, in each case approved by the Board.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have thirty (30) days after any such notice is delivered to agree to purchase such Major Investor’s pro rata share (if applicable) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) In the event that any Major Investor fails to exercise fully its right of first refusal within such thirty-day period, the Company shall promptly give notice to other Major Investor who exercised in full their pre-emptive rights. Such Major Investor who receives such notice shall have ten (10) Business Days to notify the Company of its desire to purchase more than its pro rata share of the New Securities, stating the number of additional New Securities it proposes to buy, up to the remaining pro rata share of the non-fully exercised Major Investor.

(d) In the event that any Major Investor fails to exercise fully its right of first refusal pursuant to paragraphs (b) and (c) above, then the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not previously purchased by the Major Investor, at a price and upon terms no more favorable to the purchasers specified in the Company’s notice to the Major Investor pursuant to paragraph (b) above. In the event the Company has not sold within such sixty-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within such sixty-day period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to each Major Investor in the manner provided in paragraphs (b) and (c) above.

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ARTICLE IV

TRANSFER RESTRICTIONS

SECTION 4.01. Restriction on Transfers.

(a) Transfer by Ordinary Shareholders. Except as otherwise provided herein or as contemplated by the C-1 Financing Transaction Documents, without the prior written consent of the Requisite Majority, prior to a Qualified IPO: (1) the Ordinary Shareholders shall not directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by the Ordinary Shareholders; and (2) the Restricted Individual and the beneficial owners of the Ordinary Shareholders, as applicable, shall not Transfer all or any part of any interest in any equity securities of the Ordinary Shareholders now or hereafter owned or held by the Restricted Individual and the beneficial owners of the Ordinary Shareholders, as applicable.

(b) Transfer by Preferred Shareholders. Except as otherwise provided herein, subject only to the provisions in this Agreement including without limitation the right of first refusal under SECTION 4.02. and the co-sale right under SECTION 4.03, (1) without the prior written consent of the Requisite Majority, prior to a Qualified IPO, the Preferred Shareholders shall not Transfer all or part of any interest in any Preferred Shares now or hereafter owned or held by the Preferred Shareholders to a Company Competitor, but otherwise (2) the Preferred Shareholders may freely Transfer any Preferred Shares now or hereafter owned or held by them without limitation; provided always that any such transferee shall receive the transferred Equity Securities subject to all the terms and conditions of this Agreement by executing of a joinder to this Agreement substantially in the form attached hereto as Exhibit A. The Company shall update the Register upon the consummation of any such permitted Transfer.

(c) Transfer by the Restricted Individual. Notwithstanding any provision to the contrary, the Restricted Individual shall not Transfer all or any part of any interest in any Founder Shares now or hereafter owned or held by her.

(d) Prohibited Transfers Void. Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other party. Any Transfer of equity securities of the Shareholders not made in compliance with this Agreement shall be null and void as against such Shareholders, shall not be recorded on the books of such Shareholders and shall not be recognized by such Shareholders.

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(e) No Indirect Transfers. Each of the Shareholders and the beneficial owners of the Shareholders agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person (the “Holding Vehicle”) or by causing or effecting, directly or indirectly, the Transfer or issuance of any equity securities by any Holding Vehicle, or otherwise. Each of the Shareholders and the beneficial owners of the Shareholders furthermore agrees that, so long as such party is bound by this Agreement, except as otherwise provided herein, any Transfer, sale or issuance of any equity securities of any Holding Vehicle without the prior written consent of the Requisite Majority shall be prohibited, and each of the Shareholders and the beneficial owners of the Shareholders agrees not to make, cause or permit any Transfer, sale or issuance of any equity securities of any Holding Vehicle without the prior written consent of the Requisite Majority. Any purported Transfer, sale or issuance of any equity securities of any Holding Vehicle in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no party (including without limitation, the Shareholders and the beneficial owners of the Shareholders) shall recognize any such Transfer, sale or issuance.

(f) Cumulative Restrictions. For purposes of clarity, the restrictions on transfer by a party set forth in this Agreement are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on transfer by such Person of Equity Securities of the Company, and not in lieu thereof.

SECTION 4.02. Rights of First Refusal.

(a) Transfer Notice. If at any time a Shareholder proposes to Transfer Shares to one or more third parties (the “Proposed Transferees”) pursuant to an understanding with the Proposed Transferees, then such Shareholder (a “Selling Shareholder”) shall give the Company and all of the Major Investors written notice of the Selling Shareholder’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Shares to be transferred (the “Offered Shares”), (ii) the identity of the Proposed Transferee(s), (iii) a certification as to the number of Shares then owned, directly or indirectly, by each such Proposed Transferee and its Affiliates, and (iv) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the Proposed Transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed Transfer and proof satisfactory to the Company that the proposed Transfer will not violate any applicable securities Laws.

(b) Major Investors’ Option. Each of the Major Investors shall have an option for a period of thirty (30) days from its receipt of the Transfer Notice to elect to purchase, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, all or any part of that number of Offered Shares equal to the product obtained by multiplying (i) the aggregate number of the Offered Shares covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of Shares owned by such Major Investor on the date of the Transfer (on a Fully Diluted Basis) and the denominator of which is the aggregate number of Shares owned by all the Major Investors on the date of the Transfer (on a Fully Diluted Basis). For the avoidance of doubt, the Major Investors shall have the option to purchase up to the entire amount of the Offered Shares, collectively, pursuant to the foregoing. The Major Investors may exercise such purchase option and thereby purchase all or any portion of the Offered Shares by notifying the Selling Shareholder (and copying the Company) in writing, before expiration of the thirty (30) day period, as to the number of such Shares which it wishes to purchase. If any Major Investor gives the Selling Shareholder notice that it desires to purchase any Offered Shares, then payment for such Offered Shares shall be by wire transfer, against delivery of such Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after such Major Investor’s receipt of the Transfer Notice unless the Transfer Notice contemplated a later closing with the Proposed Transferee(s) or unless the value of the purchase price has not yet been established pursuant to SECTION 4.02. (c).

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(c) Valuation of Property. Should the purchase price specified in any Transfer Notice be payable in property other than cash or evidences of indebtedness, the purchasing Major Investor(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Shareholder and any purchasing Major Investor cannot agree on such cash value within ten (10) days after such purchasing Major Investor’s receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected jointly by the Selling Shareholder on the one hand and such purchasing Major Investor on the other hand or, if they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by such Major Investor, the parties shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Shareholder on the one hand and such purchasing Major Investor on the other hand. If the time for the closing of the purchase of the Offered Shares has expired but for the determination of the value of the purchase price offered by the Proposed Transferee(s), then such closing shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this SECTION 4.02. (c). If the Proposed Transferee(s) do(es) not agree to, or otherwise fails to cooperate with the Selling Shareholder and the purchasing Major Investor(s) with respect to, the conduct of an appraisal of the relevant property offered such that an independent appraisal contemplated by this SECTION 4.02. (c) is not possible, (i) the Selling Shareholder shall be prohibited from selling any of its Shares to the Proposed Transferee(s) pursuant to the Transfer Notice, and (ii) the Transfer Notice provided by the Selling Shareholder under SECTION 4.02. (a) shall be deemed to be revoked and none of the allocations under SECTION 4.02. (b) shall have any force or effect.

SECTION 4.03. Right of Co-Sale.

(a) Co-Sale Notice. To the extent that any Offered Shares have not been purchased pursuant to SECTION 4.02. (b) and the Selling Shareholder has determined to Transfer the remaining Offered Shares on the same terms and conditions as specified in the Transfer Notice, the Selling Shareholder shall promptly give each Major Investor written notice of the determination (a “Co-Sale Notice”).

(b) Major Investors’ Option. Each Major Investor shall have the right, exercisable upon written notice to the Selling Shareholder within fifteen (15) days after receipt of such Co-Sale Notice, to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice. To the extent that one or more Major Investors exercise such right of participation (the “Participants”) in accordance with the terms and conditions set forth below, the number of Equity Securities that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced. Each Participant may sell all or any part of that number of Equity Securities equal to the product obtained by multiplying (i) the aggregate number of Equity Securities covered by the Co-Sale Notice by (ii) a fraction, the numerator of which is the number of Equity Securities owned by such Participant on the date of the Transfer and the denominator of which is the aggregate number of Equity Securities owned by the Selling Shareholder and all other Participants on the date of the Transfer.

(c) Procedure. Each Participant shall effect its participation in the Transfer by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an instrument of transfer duly executed by the Participant and, if any, share certificates issued to that Participant which represent the Equity Securities which such Participant elects to sell. Such duly executed instrument of transfer and, if any, share certificates shall be delivered to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. Subject to applicable Law, the Board shall resolve to approve the Transfer and shall instruct the registered office of the Company to update the Register accordingly. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

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(d) Non-Exercise of Rights. If any Major Investor elects not to participate in the sale of the Equity Securities pursuant to SECTION 4.03. (b) and SECTION 4.03. (c), the Selling Shareholder may, not later than sixty (60) days following delivery to the Major Investor of the Co-Sale Notice, enter into an agreement providing for the closing of the transfer of any remaining Equity Securities covered by the Co- Sale Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the Selling Shareholder than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Equity Securities by the Selling Shareholder, shall again be subject to the co-sale rights of the Major Investor, and shall require compliance by the Selling Shareholder with the procedures described in this SECTION 4.03.

(e) Prohibited Transfers.

(i) In the event the Selling Shareholder should sell any Equity Securities in contravention of the co-sale rights of the Major Investors under this SECTION 4.03. (a “Prohibited Transfer”), each Major Investor, in addition to such other remedies as may be available at Law, in equity or hereunder, shall have the put option provided below, and the Selling Shareholder shall be bound by the applicable provisions of such option.

(ii) In the event of a Prohibited Transfer, each Major Investor shall have the right to sell to the Selling Shareholder the type and number of Equity Securities equal to the number of shares each Major Investor would have been entitled to transfer to the third-party transferee(s) under SECTIONS 4.03. (b), (c) and (d) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(A) The price per share at which the shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the third-party transferee(s) to the Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Major Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Major Investor’s rights under this SECTION 4.03.

(B) Within ninety (90) days after the later of the dates on which a Major Investor (1) receive notice of the Prohibited Transfer or (2) otherwise become aware of the Prohibited Transfer, such Major Investor shall, if exercising the option created hereby, deliver to the Selling Shareholder an instrument of transfer duly executed by such Major Investor and, if any, share certificates issued to such Major Investor representing shares to be sold, each properly endorsed for transfer.

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(C) The Selling Shareholder shall, upon receipt of the duly executed instrument of transfer and, if any, share certificates for the shares to be sold by any Major Investors pursuant to this SECTION 4.03. (e), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in SECTION 4.03. (e)(ii)(A), in cash or by other means acceptable to such Major Investor. Subject to applicable Law, the Board shall resolve to approve the Transfer and shall instruct the registered office of the Company to update the Register accordingly.

(D) Notwithstanding the foregoing, any attempt by the Selling Shareholder to Transfer Equity Securities in violation of this SECTION 4.03. shall be void, and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of the Major Investors.

SECTION 4.04. Drag-Along Right.

(i) If one or more Shareholders (the “Drag-Along Requestors”) consent to a bona fide transaction or a series of related transactions in which a Person, or a group of related Persons (collectively, the “Drag-Along Purchaser”), directly or indirectly acquires any Equity Securities or assets of the Group which constitutes a Share Sale and/or an Asset Sale (the “Drag-Along Transaction”), then, provided that the Drag-Along Transaction is approved by the Requisite Majority pursuant to SECTION 2.07. (k), the Drag-Along Requestors shall have the right to require all other Shareholders, and any of such Shareholders shall have the obligations:

(ii) if such Drag-Along Transaction requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Drag-Along Transaction (together with any related amendment to the Articles required in order to implement such Drag-Along Transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Transaction;

(iii) to sell all of the Shares of the Company held by such Shareholder to the Person(s) to whom the Drag-Along Requestors propose to sell their Shares on the same date and on the same terms and conditions as the Drag-Along Requestors (if applicable);

(iv) to execute and deliver all related documentation and take such other action in support of the Drag-Along Transaction as shall reasonably be requested by the Company or the Drag-Along Requestors in order to carry out the terms and provision of this SECTION 4.04. including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible Liens, claims and encumbrances) and any similar or related documents (provided that such Shareholder will not be required to sell any of its Shares unless the aggregate obligations and liabilities (including without limitation the liability for indemnification, if any) of such Shareholder in the Drag-Along Transaction is several, not joint, and is pro rata in accordance with such Shareholder’s relative Share ownership of the Company, and will not exceed the consideration payable to such Shareholder, if any, in the Drag-Along Transaction); and to procure the Company to (and the Company shall) make proper entries in the register of members of the Company and cancel the surrendered share certificates and issue any new share certificates as necessary to consummate the Drag-Along Transaction;

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(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Drag-Along Transaction; and

(vi) if the consideration to be paid in exchange for the Shares pursuant to this SECTION 4.04. includes any securities and due receipt thereof by any Shareholder would require under applicable Law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the unanimous consent of all members of Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(b) Notwithstanding any provision in this Agreement, the Purchase Agreement, the Series C-1 Purchase Agreements or the Related Agreements (as defined in the Purchase Agreement and the Series C-1 Purchase Agreement) to the contrary, any transfer or transaction contemplated under this SECTION 4.04. shall not be subject to a prior written consent or approval of any Shareholder except those specifically set forth in this SECTION 4.04. Notwithstanding any provision to the contrary, the transfer restrictions set forth in Article IV shall not apply to the Drag-Along Transaction.

(c) The obligation under this SECTION 4.04. shall be terminated upon a Qualified IPO.

SECTION 4.05. Other Transfer Provisions.

(a) Permitted Transfers. Subject to the requirements of applicable Law, the right of first refusal and the right of co-sale of the Major Investors and the transfer restriction under this Article IV shall not apply to any of the following, to the extent applicable: (i) Transfer of any Equity Securities of the Company now or hereafter directly or indirectly held by any Shareholder or any beneficial owner of any Shareholder, as applicable, to the parents, children, spouse, siblings, or to a trustee, executor, or other fiduciary of such Shareholder or such beneficial owner of the Shareholder, as applicable, for the benefit of the parents, children, spouse, siblings of such Shareholder or such beneficial owner of the Shareholder, as applicable, for bona fide estate planning purposes and/or (ii) the Affiliates of such Shareholder or such beneficial owner of the Shareholder, as applicable, (each such transferee pursuant to the clause above, a “Permitted Transferee”, and collectively, the “Permitted Transferees”); provided, that (x) such Transfer is effected in compliance with all applicable Laws, (y) such Shareholder or such beneficial owner of the Shareholder has provided the Company and the Major Investors with reasonable evidence of the bona fide estate planning purposes for such transfer and reasonable evidence of the satisfaction of all applicable filings or registrations required under the applicable Laws, and (z) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed a joinder to this Agreement substantially in the form attached hereto as Exhibit A assuming the obligations of such Shareholder or such beneficial owner of the Shareholder under this Agreement, with respect to the transferred Equity Securities; provided further, that, with respect to the Transfer as set forth in this SECTION 4.05. (a), such Shareholder or such beneficial owner of the Shareholder shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement.

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(b) Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio or conversion price, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Equity Securities subject to this Article IV or into which such Equity Securities thereby become convertible shall immediately be subject to this Article IV. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Equity Securities subject to this Article IV.

(c) Termination of Rights as Shareholder. If the Company or a third-party transferee makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Equity Securities to be purchased in accordance with this Article IV, then after such time the person from whom such Equity Securities are to be purchased shall no longer have any voting or other rights as a holder of such Equity Securities (other than the right to receive payment of such consideration in accordance with this Agreement). Such Equity Securities shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not a duly executed instrument of transfer and, if any, share certificate(s) therefor have been delivered as required by this Agreement.

SECTION 4.06. Legends.

(a) Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by the Shareholders and his/her/its Permitted Transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(b) The Company shall also annotate its Register with an appropriate, corresponding legend similar to the legend above. At such time as Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

(c) In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

ARTICLE V

QUALIFIED IPO; REGISTRATION RIGHTS

SECTION 5.01. Qualified IPO.

(a) The Company and the Restricted Individual agree to use its commercially reasonable efforts to begin the process of pursuing a Qualified IPO by finalizing the appointment of the members of the Strategic Advisory Committee in accordance with SECTION 2.12. by 31 March 2021.

(b) The Company and the Restricted Individual agree to use its commercially reasonable efforts to complete a Qualified IPO by 1 January 2022.

(c) The provisions of SECTION 5.02. to SECTION 5.07. shall apply in respect of a registration of Registrable Securities in the United States.

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SECTION 5.02. Demand Registration.

(a) Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) 1 January 2022 and (ii) the receipt of a written request from any Preferred Shareholder(s) holding at least thirty percent (30%) of any class of Preferred Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like and including the Ordinary Shares converted from the Preferred Shares), requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities and specifying the intended method or methods of disposition thereof, the Company shall, as expeditiously as reasonably possible, but in any event no later than ninety (90) days (excluding any days which occur during a permitted Blackout Period under SECTION 5.04. below) after receipt of a written request for a Demand Registration, file with the SEC and use its best efforts to cause to be declared effective a Registration Statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Preferred Shareholder(s) (a “Participating Demand Holder”) for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered.

(b) If the majority of the Participating Demand Holders in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected by the Participating Demand Holders reasonably satisfactory to the Company and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any other Equity Securities of the Company and other securities held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities. However, in no event shall the Company include, in the applicable offering (other than a Qualified IPO), less than twenty-five percent (25%) of aggregate number of the Registrable Securities that the Preferred Shareholders have requested to be registered.

(c) The Preferred Shareholders shall be entitled to an aggregate of two (2) demand registrations of Registrable Securities pursuant to SECTION 5.02. (a); provided, however, any Preferred Shareholder(s) holding at least thirty percent (30%) of any class of Preferred Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like and including the Ordinary Shares converted from the Preferred Shares) shall have the right to request unlimited registrations on Form F-3 or Form S-3 under the Securities Act (or its successors thereto) pursuant to this SECTION 5.02. so long as the fair market value of the Registrable Securities under such Form F-3 or Form S-3 registration is no less than US$1,000,000; provided further that in no event shall the Company be obligated to effect no more than two (2) registrations that have been declared and ordered effective within any twelve (12)-month period; and provided further that no demand registration shall be deemed to have been effected for purposes of this Agreement unless (i) it has been declared effective by the SEC, (ii) it has remained effective for a period of time required for the disposition of such Registrable Securities by the Preferred Shareholders, (iii) holders of Registrable Securities included in such registration have not withdrawn sufficient shares from such registration such that the remaining holders requesting registration would not have been able to request registration, (iv) in the case of offerings other than a Qualified IPO, at least twenty-five percent (25%) of the Registrable Securities requested to be registered pursuant to this SECTION 5.02. were registered, and (v) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC.

(d) Notwithstanding anything to the contrary contained herein, a Preferred Shareholder’s right to effect a Demand Registration shall terminate upon the earlier of (i) the fifth (5th) anniversary of a Qualified IPO and (ii) the date on which such Preferred Shareholder’s counsel has issued a written opinion to the effect that all Equity Securities then held by such Preferred Shareholder may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in a three-month period immediately following such date.

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SECTION 5.03. Piggy-Back Rights.

(a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities a Registration Statement under the Securities Act for the registration of Ordinary Shares (a “Piggy-Back Registration”), it will give written notice to all Shareholders at least twenty (20) days before the initial filing with the SEC of such piggy-back Registration Statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as the Preferred Shareholders may request. The Company’s obligation to effect registrations pursuant to this SECTION 5.03. is unlimited but on a pro rata basis per the instruction of the underwriters.

(b) Each Shareholder desiring to have Registrable Securities registered under this SECTION 5.03. (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to SECTION 5.03. (c), and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter selected by the Company reasonably acceptable to the Preferred Shareholders advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in SECTION 5.02. but replacing the term “Demand Registration” with “Piggy-Back Registration”), then the Company shall include in such Piggy-Back Registration first, the securities of the Preferred Shareholders, second, the securities of any other Shareholders, in an amount which together with the securities that the Participating Preferred Shareholders propose to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling Shareholders on a pro rata basis (based on the number of Equity Securities of the Company held by each such selling Shareholder) and third, any securities the Company proposes to register, in an amount which together with the securities Participating Piggy-Back Holders propose to register, shall not exceed the Maximum Number of Securities and exclude in such Piggy-Back Registration first, the securities held by the employees, directors and the officers of the Group Companies, second, the securities held by the Shareholders other than the Participating Piggy-Back Holders and third, the securities held by the Participating Piggy-Back Holders. However, in no event shall the Company include, in the applicable offering (other than a Qualified IPO), less than twenty-five percent (25%) of aggregate number of the Registrable Securities that the Preferred Shareholders have requested to be registered

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SECTION 5.04. Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to SECTION 5.02. or SECTION 5.03. hereof during no more than two (2) periods aggregating to not more than ninety (90) days in any twelve-month period (a “Blackout Period”) in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by Law to be publicly disclosed and (ii) in the judgment of the Board, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company. The Company shall promptly give all Shareholders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

SECTION 5.05. Lock-Up. Without prejudice to the provisions of SECTION 4.01. in connection with a Qualified IPO by the Company, if required by the managing underwriter, each Shareholder agrees to enter into a customary lock-up agreement not to sell (except as part of such registration) the Equity Securities with the managing underwriter for a Qualified IPO, for a period no longer than one hundred eighty (180) days from the effective date of the Qualified IPO; provided that, (i) each director, officer and Ordinary Shareholder enters into a lock-up agreement for the same 180-day term and with substantially similar terms and conditions, (ii) the Preferred Shareholders will be released from any restrictions in such a lock-up agreement if any other holder of the securities of the Company is released from any restrictions in its lock-up agreement, and (iii) any such lock-up agreement permits the Preferred Shareholders to transfer to its Affiliates or any other transferees as long as such Affiliate or transferee enters into its lock-up agreement at the time of such transfer.

SECTION 5.06. Expenses. All expenses incurred in connection with each registration pursuant to SECTION 5.02. and SECTION 5.03. excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and expenses of the Company and the underwriters relating to “road show” investor presentations, and the fees and disbursements of one counsel for the selling Shareholders (which counsel shall be selected by the Shareholders holding a majority in interest of the Registrable Securities being registered), shall be paid by the Company.

SECTION 5.07. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Shareholder, such Shareholder’s directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Shareholder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Shareholder, such Shareholder’s directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) The agreements contained in this SECTION 5.07. shall survive the transfer of the Registered Securities by any Shareholder and sale of all the Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Shareholder or such director, officer or participating or controlling Person.

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SECTION 5.08. Limitations on Registration of Other Securities. The Company shall not enter into any agreement with any holder or prospective holder of any Equity Securities giving such holder or prospective holder any registration rights the terms of which are more favorable than or equivalent to the registration rights granted to the Preferred Shareholders hereunder without the prior written approval of the Preferred Shareholders.

SECTION 5.09. Non-U.S. Registration Rights. The foregoing provisions of this Article V shall apply mutatis mutandis in respect of any registration of Registrable Securities in any jurisdiction other than the United States, together with such changes thereto as may be necessary or appropriate to reflect the applicable customs, practices and legal requirements in such jurisdiction; provided that, for purposes of this Article V, the defined term “Qualified IPO” shall be deemed to mean that a registration statement comparable to a Registration Statement on Form S-1 or Form F-1 has been filed, and Equity Securities of the Company are publicly traded in the jurisdiction with respect to which a request for registration is being made.

SECTION 5.10. Successors and Assigns; Third Party Beneficiaries; Termination. The registration rights of any Preferred Shareholder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities in accordance with this Agreement. A Preferred Shareholder’s registration rights set forth in Article V of this Agreement shall terminate upon the earlier of (i) the fifth (5th) anniversary of a Qualified IPO and (ii) the date on which such Preferred Shareholder’s counsel has issued a written opinion to the effect that all Equity Securities then held by such Preferred Shareholder may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in a three-month period immediately following such date. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

ARTICLE VI

ADDITIONAL COVENANTS

SECTION 6.01. Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with the Accounting Standards applied on a consistent basis. Each Group Company shall adopt 31 December as fiscal year end day.

SECTION 6.02. Information Right.

(a) The Company will furnish the following reports to each of the Major Investors:

(i) As soon as reasonably practicable and in any event within thirty (30) days prior to the beginning of each fiscal year, an annual consolidated budget and business plan setting forth: (A) the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; (B) projected detailed budgets for each such month; (C) any dividend or distribution projected to be declared or paid; (D) any projected incurrence, assumption or refinancing of Indebtedness; and (E) all other material matters relating to the operation, development and business of the Group Companies.

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(ii) As soon as reasonably practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company as of the end of such fiscal year, and unaudited consolidated statements of income and cash flows of the Company for such fiscal year, in each case prepared in accordance with the Accounting Standards consistently applied, together with a reconciliation of actual and budgeted results.

(iii) As soon as reasonably practicable and in any event within one hundred and eighty (180) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company as of the end of such fiscal year, audited consolidated profit and loss account, and audited consolidated statements of income and cash flows of the Company for such fiscal year, in each case prepared in accordance with the Accounting Standards consistently applied, together with a reconciliation of actual and budgeted results.

(iv) As soon as reasonably practicable and in any event within thirty (30) days after the end of each fiscal quarter of the Company, an unaudited consolidated balance sheet and the management account of the Company as of the end of such fiscal quarter, and unaudited consolidated statements of income and cash flows of the Company for such fiscal quarter, in each case prepared in accordance with the Accounting Standards consistently applied, together with a reconciliation of actual and budgeted results, and quarterly review of the annual budget of the Company and its Subsidiaries on a consolidated basis.

(v) As soon as reasonably practicable and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company as of the end of such month, and unaudited consolidated statements of income and cash flows of the Company for such month, in each case prepared in accordance with the Accounting Standards consistently applied, together with a reconciliation of actual and budgeted results and the key performance indicators included.

(b) The Company shall furnish to each Major Investor upon his, her or its reasonable written request, (i) as soon as practicable and in any event within forty-five (45) days after each meeting of the Board or Subsidiary Board (or any committee thereof) or the passing of any resolution by the Board or any Subsidiary Board (or any committee thereof), copies of any board papers tabled at such meeting, minutes of such meeting or any signed resolutions; (ii) such information regarding the business, prospects, financial condition, operations, property or affairs, any proposed financing, pending litigation, or merger and acquisition opportunities of Group and any other information, in each case as such Major Investor may reasonably request within 14 Business Days upon such request, or within a longer period if the Company demonstrates that more than 14 Business Days are required to prepare and provide such information with its best efforts; and (iii) at the same time as any document or other information is sent to any Shareholder, copies of such document or other information.

(c) The Company shall, and shall procure the relevant Group Companies to, keep accurate and up to date accounting and financial records in relation to the Business and shall procure that these records shall during normal business hours be available for inspection by each Major Investor (or by any person(s) authorised by such Major Investor).

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SECTION 6.03. Additional Information and Inspection Rights.

(a) The Company shall permit each Major Investor and its representatives, at the cost and expense of such Major Investor, to visit and inspect any of the properties of the Company and the Subsidiaries, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the officers and its independent public accountants of the Company and the Subsidiaries, all at such reasonable office hours after reasonable advance notice received by the Company at its office address and as often as any such person may reasonably request.

(b) Each Major Investor shall have the right to conduct an audit of the books and records of the Company and/or its Subsidiaries at reasonable office hours and after reasonable advance notice received by the Company at its office address for any purpose, provided that any such audit shall be at the expense of the Major Investor requesting such audit, and shall not be paid out of the Company’s funds. Such right to audit the books and records of the Company shall also include the right to audit and make recommendations regarding the internal control systems, policies and procedures and compliance therewith of the Group.

(c) The provisions of SECTION 6.02. and this SECTION 6.03. shall not be in limitation of any rights which any Major Investor may have with respect to the books and records of the Company and its Subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the Laws of the jurisdictions in which they are incorporated.

SECTION 6.04. Non-Competition.

(a) The Restricted Individual undertakes to work for the Group Companies for a minimum of five (5) years following the date of the Series C-1 Closing. The Restricted Individual, directly or indirectly, during the time when such Restricted Individual is an employee or director of any Group Company or a (direct or indirect) holder of any equity interest in the Company (the “Relevant Period”) and for twenty-four (24) months after the Relevant Period, shall not:

(i) engage anywhere in the Greater China region in any business that is related to the Business or otherwise competes with the Group Companies;

(ii) be employed by any Company Competitor whether in her capacity as director, management personnel or employee of such Company Competitor;

(iii) invest in any Company Competitor, including whether as owner, shareholder, actual controller or creditor of such Company Competitor;

(iv) engage in any business with any Company Competitor, whether as agent, supplier or distributor of such Company Competitor;

(v) provide any form of consultation or advice to any Company Competitor;

(vi) enter into any agreement with, make any commitment to or enter into any other arrangement with any Company Competitor where such agreement, commitment or arrangement which shall or may restrict or prevent the Company from conducting the Business; or

(vii) approach, solicit or hire (or attempt to approach, solicit or hire) for the benefit of any Company Competitor, any existing or potential customer, agent, supplier and/or independent contractor of any Group Company to the knowledge of such Restricted Individual or any Person employed by any Group Company or any of its Affiliates, regardless of the position of such Person and regardless of whether termination of the employment of such Person shall constitute any breach of contract.

(b) The Company shall procure each of its Key Employees to enter into non- competition, non-solicitation and non-disclosure agreements and where applicable, employment contracts, with the Company, under such terms as approved by the Board.

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SECTION 6.05. Intellectual Property.

(a) The Company shall cause each person now or hereafter employed by it or any Subsidiary with access to confidential information to enter into an intellectual property and confidentiality agreement substantially in the form approved by the Board.

(b) The Company shall and shall ensure that each of its Subsidiaries shall, and the Restricted Individual shall cause each member of the Group to, take all reasonable steps within its power to protect the Intellectual Property of the Group and all interests of any of the Group in any Intellectual Property.

SECTION 6.06. Financial Controller. The Company shall dismiss the financial controller of the Company upon request by not less than two-thirds of the Investor Directors. For the avoidance of doubt, none of Ironfire, Heyi, K11 or the Investor Directors shall have the right to nominate any replacement financial controller of the Company.

SECTION 6.07. Maintenance of Properties and Leases. The Company shall, and the Restricted Individual shall cause the Group to, keep, or cause to be kept, its properties and those of its Subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make, or cause to be made, all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and the Subsidiaries shall, and the Restricted Individual shall cause the Group to, at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of any member of the Group.

SECTION 6.08. Maintenance of Corporate Existence, Etc. The Company shall and shall ensure that each of its Subsidiaries shall, and the Restricted Individual shall cause each member of the Group to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any Subsidiary and deemed by the Company to be necessary to the conduct of their business.

SECTION 6.09. Compliance with Laws, Etc. The Company shall and shall ensure that each of its Subsidiaries shall, and the Restricted Individual shall cause each member of the Group to, (i) conduct its business in the ordinary and usual course and in accordance with each business plan approved by the Shareholders in accordance with SECTION 2.06. and SECTION 2.07. carry on the Business and otherwise conduct their operations and affairs in compliance with, and ensure that the ownership and use of all of their respective properties or assets are in compliance with, all applicable Laws.

SECTION 6.10. Transactions with Affiliates. The Company shall not, and shall cause each Subsidiary not to, without the approval of the disinterested members of the Board, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company or any Subsidiary, or any member of any such person’s immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board.

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SECTION 6.11. Foreign Corrupt Practices Act. The Company shall not, and shall cause its Subsidiaries, or any of its or their respective directors, officers or employees not to, directly or indirectly, make any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act 1977 of the United States) or any foreign political party or official thereof or any candidate for foreign political office or other person or entity, in contravention of the Foreign Corrupt Practices Act 1977 of the United States. The Shareholders shall exercise their voting rights and other powers to procure that the provisions of this SECTION 6.11. are given effect.

SECTION 6.12. U.S. Tax Matters.

(a) None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(b) The Company shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to, as advised by any Shareholder, arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(c) Upon written request of a holder of Preferred Shares that is a United States Person (“Direct US Investor”), the Company agrees to provide to such Direct US Investor and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a passive foreign investment company (“PFIC”) and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(d) The individual Shareholders represent that he or she is not a United States Person. The individual Shareholders shall provide prompt written notice to the Company of any subsequent change in his or her United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a controlled foreign corporation (“CFC”). Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its Shareholders and the direct and indirect interest holders in each Shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its Shareholders. The Company shall, upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

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(e) The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(f) The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section (including the fees incurred for engagement of the third party counsel by any Group Company) shall be borne by the Company and the requesting Direct US Investor equally.

SECTION 6.13. Subsidiaries. The Company shall cause each of its Subsidiaries to have a board of directors (each, a “Subsidiary Board”) as its governing and managing body, with the authorized size equal to the authorized size of the Board as may be adjusted from time to time, and with the members and chairperson and governance mechanism of each Subsidiary Board designated in the exact same manner as the members and chairperson of the Board are designated as may be adjusted from time to time and the governance rights enjoyed in the same manner. The Company shall vote or caused to be voted, at each annual or extraordinary general meeting of the shareholders or members of each such Subsidiary at which directors are to be elected, in favor of, or shall take all actions by written resolution in lieu of any such meeting, as necessary to cause the election or re-election as members of the Subsidiary Boards, and during such period to continue in office, the directors and chairpersons designated pursuant to the immediately preceding sentence.

SECTION 6.14. No Use of Name.

(a) Without the prior written consent of Ironfire, and whether or not Ironfire or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of Ironfire or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (a) shall not include Ironfire.

(b) Without the prior written consent of Heyi, and whether or not Heyi or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of Heyi or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (b) shall not include Heyi.

(c) Without the prior written consent of Gobi, and whether or not Gobi or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of Gobi or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (c) shall not include Gobi.

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(d) Without the prior written consent of K11, and whether or not K11 or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of K11 or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (d) shall not include K11.

(e) Without the prior written consent of AMTD, and whether or not AMTD or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of AMTD or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (e) shall not include AMTD.

(f) Without the prior written consent of Futec, and whether or not Futec or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of Futec or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (f) shall not include Futec.

(g) Without the prior written consent of the Talis Investors, and whether or not the Talis Investors or their respective Affiliates are then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of any Talis Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (g) shall not include the Talis Investors.

(h) Without the prior written consent of Virtual King, and whether or not Virtual King or its Affiliate is then a shareholder of the Company, no party hereto shall (or shall permit any Subsidiary thereof to) use, publish or reproduce the name or logo of Virtual King or its shareholder or Affiliate, or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Notwithstanding the foregoing, the “party” mentioned in this SECTION 6.14. (h) shall not include Virtual King.

(i) Without the prior written consent of Ironfire, none of the Group Companies and the parties to this Agreement (other than Ironfire) shall (i) use in advertising, publicity, announcements, or otherwise, the name of Ironfire or any of its Affiliate, either alone or in combination of the associated devices and logos of Ironfire, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Ironfire or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by Ironfire or any of its Affiliates.

(j) Without the prior written consent of Heyi, none of the Group Companies and the parties to this Agreement (other than Heyi) shall (i) use in advertising, publicity, announcements, or otherwise, the name of Heyi or any of its Affiliate, either alone or in combination of the associated devices and logos of Heyi, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Heyi or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by Heyi or any of its Affiliates.

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(k) Without the prior written consent of Gobi, none of the Group Companies and the parties to this Agreement (other than Gobi) shall (i) use in advertising, publicity, announcements, or otherwise, the name of Gobi or any of its Affiliate, either alone or in combination of the associated devices and logos of Gobi, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Gobi or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by Gobi or any of its Affiliates.

(l) Without the prior written consent of K11, none of the Group Companies and the parties to this Agreement (other than K11) shall (i) use in advertising, publicity, announcements, or otherwise, the name of K11 or any of its Affiliate, either alone or in combination of the associated devices and logos of K11, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by K11 or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by K11 or any of its Affiliates.

(m) Without the prior written consent of AMTD, none of the Group Companies and the parties to this Agreement (other than AMTD) shall (i) use in advertising, publicity, announcements, or otherwise, the name of AMTD or any of its Affiliate, either alone or in combination of the associated devices and logos of AMTD, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by AMTD or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by AMTD or any of its Affiliates.

(n) Without the prior written consent of Futec, none of the Group Companies and the parties to this Agreement (other than Futec) shall (i) use in advertising, publicity, announcements, or otherwise, the name of Futec or any of its Affiliate, either alone or in combination of the associated devices and logos of Futec, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Futec or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by Futec or any of its Affiliates.

(o) Without the prior written consent of the Talis Investors, none of the Group Companies and the parties to this Agreement (other than any of the Talis Investors) shall (i) use in advertising, publicity, announcements, or otherwise, the name of any Talis Investor or any of its Affiliate, either alone or in combination of the associated devices and logos of such Talis Investors, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by such Talis Investor or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by any Talis Investor or any of its Affiliates.

(p) Without the prior written consent of Virtual King, none of the Group Companies and the parties to this Agreement (other than Virtual King) shall (i) use in advertising, publicity, announcements, or otherwise, the name of Virtual King or any of its Affiliate, either alone or in combination of the associated devices and logos of Virtual King or its shareholder or Affiliate, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Virtual King or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by Virtual King or any of its Affiliates.

(q) The obligations of each Group Company and each party hereto under this SECTION 6.14. shall survive any termination or expiration of this Agreement.

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SECTION 6.15. Liquidation Preference. Each Preferred Shareholder shall have the right to receive the Liquidation Preference from the Company as set forth in Schedule C and the Articles in the event that the Restricted Individual does or permits any of the following (each, an “Event of Default”):

(a) transfer any asset of the Group illegally or in breach of this Agreement;

(b) dispose of any asset of the Group or his equity interest in any Group Company at unreasonable low price or in breach of this Agreement; or

(c) cause any Group Company to suffer or incur any liability, loss, diminution in value, damage, claims, costs and expenses, interest, awards, judgements or penalties which has, or is reasonably likely to have, a material adverse effect to the Group due to his willful misconduct, gross negligence or non-compliance with Laws or otherwise in the daily operation of the Business.

SECTION 6.16. Redemption. Each Preferred Shareholder who is not a Series Seed Preferred Shareholder shall have the right to request the Company to redeem the Preferred Shares owned by it (as the case may be) pursuant to the provisions set forth in Schedule C and the Articles.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Termination. This Agreement shall terminate only at the earliest of:

(a) a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder;

(b) all the Preferred Shareholders (and, as applicable, their respective Affiliates) ceasing to hold any Shares; and

(c) the expiration of (i) all rights created hereunder and (ii) all statutes of limitations applicable to the enforcement of claims hereunder;

provided, however, that Article V (Qualified IPO; Registration Rights) and VII (Miscellaneous) shall survive any termination thereof; provided further, that SECTION 3.02. , SECTION 6.02. and SECTION 6.03. shall terminate upon the occurrence of a Liquidation Event; provided further, that SECTION 2.01. , SECTION 2.02. , SECTION 2.03. , SECTION 2.07. , SECTION 2.08. , SECTION 3.02. , SECTION 6.02. , SECTION 6.03. , SECTION 6.14. , SECTION 6.15. , Article IV (Transfer Restrictions) and Schedule C shall terminate upon the Qualified IPO; provided further, that neither termination of this Agreement pursuant to paragraph (a) to (c) above nor the termination of the foregoing sections as provided in this SECTION 7.01. shall release any party hereto from any liability to any other party hereto which at the time of such termination has already accrued, nor affect in any way the survival of any right, duty or obligation of any party hereto which is expressly stated elsewhere in this Agreement to survive the termination hereof.

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SECTION 7.02. Further Assurances. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Each of the parties hereto shall cooperate with the other parties hereto when required in order to effect the transactions contemplated hereunder. In case at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties hereto shall use their commercially reasonable efforts to take all such action. Without limiting the generality of the foregoing, the Restricted Individual agrees to provide the Company and its Affiliates with reasonable support and assistance in respect of relevant governmental regulatory matters, including, without limitation, assisting the Company in its efforts to obtain preferential tax and other treatments for its Affiliates.

SECTION 7.03. Confidentiality and Non-disclosure.

(a) The terms and conditions of this Agreement, the Purchase Agreement, the Series C-1 Purchase Agreements and other Related Agreements (as defined in the Purchase Agreement and the Series C-1 Purchase Agreements) (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the parties hereto to any other Person except that (i) each party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Shareholder may disclose any of the Confidential Information to its fund manager (if applicable) and the employees thereof and its Affiliates so long as such Persons are under appropriate nondisclosure obligations; and (iii) if any party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws and rules of relevant stock exchange) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section, such party shall, to the extent practicable and subject to applicable Laws, promptly provide the other parties hereto with prior written notice of that fact so that such other parties hereto may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(b) The provisions in paragraph (a) above shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Preferred Shareholders in respect of the transactions contemplated hereby.

SECTION 7.04. Assignment. This Agreement shall be binding on and shall inure for the benefit of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other parties hereto, except (i) for any assignment by the Shareholders in favor of any of its Affiliates, members and successors or (ii) in connection with any Transfer of Shares permitted by and made in accordance with the provisions of this Agreement.

SECTION 7.05. Entire Agreement; Conflict. (a) This Agreement, the Series C-1 Purchase Agreements, the Purchase Agreement, the other Related Agreements (as defined in the Purchase Agreement and the Series C-1 Purchase Agreements) and the other documents delivered pursuant hereto and thereto, including any exhibits and schedules hereto and thereto, constitute the full and entire agreement and understanding between the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter, including but not limited to prior versions of the shareholders agreements entered into by and among the Company and certain Shareholders at the time and its supplemental agreements. No party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

(b) In the event of any conflict or inconsistency between the Articles and this Agreement, the provisions of this Agreement shall prevail as between the parties hereto other than the Company, and the Shareholders shall, to the extent permitted by applicable Law, promptly amend the Articles so that the provisions therein will conform with this Agreement.

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SECTION 7.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 7.07. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto, or (c) waive compliance with any of the agreements of any other party hereto or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party hereto to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 7.08. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto, or (b) by a waiver in accordance with SECTION 7.07.

SECTION 7.09. No Partnership or Agency. Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Shareholders and, except as expressly provided in this Agreement, no Shareholder shall have any authority to bind or give undertakings on behalf of the other Shareholders. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Shareholders or their respective Affiliates. Further, the Shareholders hereby waive any and all fiduciary duties that, absent such waiver, may be implied by Law, and, in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement.

SECTION 7.10. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

41

SECTION 7.11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party hereto to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the following addresses (or at such other address as a party hereto may designate by ten

(10) days advance written notice to the other parties hereto).

if to any Group Company or the Restricted Individual, to:

Unit 3-6, 4/F, Hollywood Centre, 233 Hollywood Road, Sheung Wan, Hong Kong

Attention:	Chu Ka Yin Norma
Telephone:	(147) 1442 1831
Email:	norma@daydaycook.com

if to Ironfire, to:

2903 Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Attention:	Jacky Chan
Tel:	(852) 2869 8817
Email:	jc@ironfirecapital.com

if to Yeung Yuk Tuen, to:

22B, 1 Homantin Hill Road, Homantin, Kowloon, Hong Kong

Attention:	Yeung Yuk Tuen
Tel:	852 6281 7778
Email:	jefyeung@yahoo.com

if to Mei Lam YEN Maylinda, to:

15/F, Flat E, Pokfulam Gardens, 180 Pok Fu Lam Road, Hong Kong

Attention:	Mei Lam YEN Maylinda
Tel:	852 9356 8227
Email:	maylindayen@yahoo.com.hk

if to Silver Trade Ventures Limited, to:

30B, The Albany, 1 Albany Road, Hong Kong

Attention:	Hendrick Sin
Tel:	(852) 90180864
Email:	hendrick@cpcfund.cn

if to Voodoo, to:

G/F 95 Tai Hang Road, Hong Kong

Attention:	Norma Ka Yin Chu
Tel:	(147) 1442 1831
Email:	norma@daydaycook.com

if to Yvonne Lo Chung Min, to:

7 Silver Path, Clearwater Bay, Hong Kong

if to Lo Ngok Yang, to:

7 Silver Path, Clearwater Bay, Hong Kong

42

if to Alexander Lanson Lin, to:

Apt. A1, 10/F, Block A, Villa Monte Rosa, 41A Stubbs Road, Hong Kong

Attention:	Alexander Lanson Lin
Email:	alex.lin@gmail.com

if to Matthew Choi Chung Lee, to:

Flat 2, 21st Floor, Block A, 19-23 Ventris Road,

Happy Valley, Hong Kong

if to Huang Kevin Jiunn Jin, to:

Unit 11, 53/F, Celestial Heights Phase 2, 80 Sheung Shing Street, Ho Man Tin, Kowloon, Hong Kong

Attention:	Kevin Jiunn Jin Huang
Email:	Kevin@kevinhuanghk.com

if to Chloe Chow Lai Ming, to:

Flat 33A, Tower 2, Larvotto, 8 Ap Lei Chau Praya Road, Hong Kong

Tel:	852 9325 9369
Email:	chloechow926@gmail.com

if to Vectr Ventures, L.P., to:

Campbells Corporate Services Limited, Floor 4, Willow House,

Cricket Square, PO Box 268, Grand Cayman KY1-1104, Cayman Islands

Attention:	Alan Chan
Email:	alan@vectr.co

if to Heyi, to:

B221, Guomen Building, No.12 Jing An East Street, Chaoyang District, 100028 Beijing, China

Attention:	Wang Xi
Tel:	(86) 18519036188
Email:	wangxi@heyicapital.cn

if to MFUND, L.P., to:

2405-2408 Zhaofeng Plaza, 1027 Changning Road, Changning District, Shanghai, China

Tel:	(86) 18621816888
Email:	joe@mfund.com

if to Yunan REN, to:

33B Ching Sau Lane, Chung Hom Kok, Hong Kong

Attention:	Ren Yunan
Email:	jr@jrcapital.hk

if to Kai Nin Kenny MAN, to:

Flat A, 40F, Cumine Court, 52 Kings Road, North Point, Hong Kong

Attention:	Kenny Man
Email:	kennyman@alibaba-inc.com

43

if to Feng Deng, to:

32F, Tower 2 of China Central Place, No. 79 Jianguo Road, Chaoyang District, Beijing 10025

Tel:	(86) 13910263761
Email:	feng.deng@nlvc.com

if to 500 Startups III, L.P. and/or 500 Mobile Collective, L.P., to:

814 Mission Street, 6th Floor San Francisco, CA 94103

Attention:	Edith Yeung
Email:	edith@500startups.com

if to Gobi, to:

4406, Hopewell Centre, Wanchai, Hong Kong

Attention:	Chibo Tang
Email:	chibo@gobivc.com

if to Epoch Vantage Limited, to:

Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands

Attention:	XU Guangyu
Tel:	(86) 13723488857
Email:	gyxu@qhpefof.com

if to Spirit Ice Project Company Limited, Golden Way Project Company Limited, Clinford Investment Limited, and/or Grand Stance Investments Limited, to:

30/F, New World Tower 1, 18 Queen’s Road Central, Hong Kong

Attention:	Cheng Yin Pan
Telephone:	(852) 3726 6485
Email:	bencheng@nwd.com.hk

if to Woodbury, to:

37/F, New World Tower 1, 18 Queen’s Road Central, HK

Attention:	Cherie Chuck
Tel:	(852) 2131 3573
Email:	cheriechuck@nwd.com.hk

44

if to High-Five Ventures Limited, to:

C/O YEE LEE Consultants

22/F, Hing Yip Commercial Centre. 280 Des Voeux Road Central, HK

Attention:	Mr. Ng, Ping Hei Francis
Tel:	(852) 9288 1505
Email:	francisng@gmail.com

if to Tontec International Limited, to:

Suite 615A, Ocean Centre, Harbour City, Kowloon, Hong Kong

Attention:	Tony Yau / Alana Lam
Tel:	+3972 0783
Email:	ty@futec.com ; al@futec.com

if to Wealth Motion, to:

Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands

Attention:	Law Wai Hung
Email:	matthewlaw@apxgroup.limited

if to AMTD, to:

23/F-25/F, Nexxus Building, 41 Connaught Road Central, Hong Kong

Attention:	Bert Tsang
Tel:	(852) 3163 3284
Email:	bert.tsang@amtdgroup.com

if to JIN Tai, to:

Rm 3701, 37F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong

Attention:	William Chen
Tel:	(852) 9012 9138
Email:	williamchen@hk-sunlink.com

if to Sookee Enterprises Limited, to:

Suite 615A-2, Ocean Centre, Harbour City, Kowloon, Hong Kong

Attention:	Max Fu/Lyana Lu
Email:	ops@flowinvestment.com

if to the Talis Investors, to:

15 Esplanade, Saint Helier, Jersey, JE1 1RB

Attention:	Matus Maar, Beatrice Aliprandi
Tel:	+44 7917 793571, +44 7776 533233
Email:	matus@taliscapital.com; beatrice@taliscapital.com

if to Vectr Special Opportunities Fund SPC (for the account and on behalf of Select Opportunities SP), to:

International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town KY1-1106, Grand Cayman, Cayman Islands

Attention:	Alan Chan
Email:	alan@vectr.co

if to Virtual King, to:

Flat 2605, 26/F, AIA Tower, 183 Electric Road, North Point, Hong Kong

Attention:	Alan Chan / Elsa Wong / Kathy Leung / Ms. Catherine Huang / Mr. Carlos Cheung
Tel:	+852 2908 2134
Email:	alan.chan.hci@hld.com / elsa.wong.hci@hld.com /
kathy.leung.hci@hld.com/ catherine.huang.hci@hld.com /
carlos.cheung.hci@hld.com

45

SECTION 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SECTION 7.13. Governing Law; Arbitration.

(a) This Agreement shall be governed by and construed for all purposes under and in accordance with the Laws of Hong Kong without giving effect thereof to the principles of conflict of laws.

(b) Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The arbitration shall be conducted in Hong Kong.

(c) For the arbitration tribunal, there shall be only one arbitrator agreed by the claimant(s) and the respondent(s). If they fail to reach such an agreement within thirty (30) days after the first time one party proposed its recommended arbitrator in writing, the HKIAC shall appoint him/her. The arbitral proceedings shall be conducted in English.

SECTION 7.14. Remedies. The parties hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. Each of the parties hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In addition, the rights of the parties hereto set forth in this Agreement shall be in addition to, and not in lieu of, any other rights that they may have in any capacity.

SECTION 7.15. Effectiveness. This Agreement shall become effective upon occurrence of the Series C-1 Closing. In the event that the Series C-1 Closing does not occur for any reason, this Agreement shall have no force or effect.

SECTION 7.16. Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Deed shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

SECTION 7.17. Language. This Agreement is signed in English only.

SECTION 7.18. No Third Party Rights.

(a) A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong) to enforce any of its terms.

(b) The Parties hereby expressly agree that: (i) the rights of the Parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any Person who is not a party to this Agreement; and (ii) any Person who is not a party to this Agreement shall not be entitled to assign any of its rights under this Agreement.

SIGNATURES ON FOLLOWING PAGE

46

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
DDC ENTERPRISE LIMITED	)
)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
NORMA CHU KA YIN	)
)
)
)

In the presence of:

/s/ David Sen LI
Signature of Witness

Name:	David Sen LI

Address:	11th Floor, Building 2, 1535 Hongmei Road, Xuhui District, Shanghai

Occupation:	VP of Finance and Strategy

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
GRAND LEADER TECHNOLOGY LIMITED	)
)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SHANGHAI DAYDAYCOOK INFORMATION	)
TECHNOLOGY CO., LTD.	)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Legal Representative

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SHANGHAI LASHU IMPORT AND EXPORT	)
TRADING CO., LTD.	)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SHANGHAI YOULONG	)
INDUSTRIAL CO., LTD.	)
)
)
/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SHANGHAI WEISHI INFORMATION	)
TECHNOLOGY CO., LTD.	)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Authorised Representative

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
DDC OPENSTUDIO LIMITED	)
)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
GUANGZHOU YOULONG DAYDAYCOOK	)
FOOD AND BEVERAGE CO., LTD.	)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Authorised Representative

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)

DDC OPENSTUDIO MEDIA LIMITED	)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
VOODOO ENTERPRISE LIMITED	)
)
)
	)	/s/ NORMA CHU KA YIN
Name: NORMA CHU KA YIN
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
IRONFIRE ANGEL PARTNERS LP	)
acting by its general partner	)
IRONFIRE ANGEL GP LIMITED	)
)
)
	)	/s/ Jacky Chan
Name: Jacky Chan
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
ALEXANDER LANSON LIN	)
)
)
)

In the presence of:

Signature of Witness

Name:

Address:

Occupation:

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
VECTR VENTURES, L.P.____________	)
acting by its general partner	)
)
)
)
	)	/s/ Alan Yiu Lun Chan
Name: Alan Yiu Lun Chan,
Title: Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
MATTHEW CHOI CHUNG LEE	)
)
)
)

In the presence of:

Signature of Witness

Name:

Address:

Occupation:

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
HUANG KEVIN JIUNN JIN	)
)
)
)

In the presence of:

Signature of Witness

Name:

Address:

Occupation:

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED AS A DEED by YVONNE LO CHUNG MIN	) ) ) ) ) )

In the presence of:

/s/ LO NGOK YANG
Signature of Witness

Name:	LO NGOK YANG

Address:	G/F 19 PLANTATION RD.

Occupation:	DIRECTOR

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
LO NGOK YANG	)
)
)
)

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
CHLOE CHOW LAI MING	)
)
)
)

In the presence of :

________________________________________________
Signature of Witness

Name : __________________________________________

Address : ________________________________________

Occupation : _____________________________________

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SPIRIT ICE PROJECT COMPANY LIMITED	)
)
)
)
	)	/s/ CHENG Yin Pan
Name : CHENG Yin Pan
Title : Authorized Signatory

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
WOODBURY CAPITAL	)
MANAGEMENT LIMITED	)
)
)
	)	/s/ CHENG Yin Pan
Name : CHENG Chi Kong
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
TONTEC INTERNATIONAL LIMITED	)
)
)
	)	/s/ Yau Kwok Wing, Tony
Name : Yau Kwok Wing, Tony
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
ALIBABA HONG KONG ENTREPRENEURS	)
FUND, L.P.	)
acting by its general partner	)
)
)
	)	/s/ TANG Chibo
Name : TANG Chibo
Title : Authorised Signatory

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
BEYOND DIGITAL SIX LIMITED	)
)
)
)

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
BEYOND DAYDAY LIMTED	)
)
)
)

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SHANGHAI HEYI KEWEN INVESTMENT, L.P.	)
)
acting by its general partner	)
)
	)	/s/ Liang Xu
Name : Liang Xu
Title : Authorised Signatory

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
IRONFIRE VENTURES II, L.P.	)
acting by its general partner	)
IRONFIRE VENTURES II GP LTD	)
)
	)	/s/ Jacky Chan
Name : Jacky Chan
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
MFUND, L.P.	)
acting by its general partner	)
)
	)	/s/ Wu Chak Man
Name : Wu Chak Man
Title : Director

Signallire page to the Amended and Restated Shareholders’ Agreement entered into by. among others, DDC Enterprise Limited and Norma Chii Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
YUNAN REN	)
)
)

In the presence of :

Signature of Witness

Name :

Address :

Occupation :

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEEP by	)
KAI NIN KENNY MAN	)
)
)

In the presence of :

/s/ IP CHING MAN
Signature of Witness

Name :	IP CHING MAN

Address :	26/F Tower One, Times Square 1 Matheson Street, Causeway Bay Honh Kong

Occupation :	Secretary

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
FENG DENG	)
)
)

In the presence of :

/s/ Sarah Naz
Signature of Witness

Name :	Sarah Naz

Address :	Rm 3203, T2 of CCP, Beijing

Occupation :	EA

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
500 STARTUPS III, L.P.,
for itself and as nominee for
certain other individuals and entities

By: 500 STARTUPS III, L.L.C.,
its general partner

By:	/s/ Chistine Tsai
Name:	Chistine Tsai
Title:	President

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by
500 MOBILE COLLECTIVE, L.P.,

By: 500 MOBILE COLLECTIVE III, L.L.C.,
its general partner

By:	/s/ Chistine Tsai
Name:	Chistine Tsai
Title:	President

Address: 814 Mission Street, 6th Floor
San Francsico, CA 94103

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
HIGH–FIVE VENTURE LIMITED	)
)
)
	)	/s/ NG PING HEI FRANCIS
Name : NG PING HEI FRANCIS
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
Pixiu Asset Management Limited	)
for and on behalf of	)
WEALTH MOTION HOLDINGS LIMITED	)
)
	)	/s/ LAW Wai Hung
Name : LAW Wai Hung
Title : Authorized Person

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
AMTD DIRECT INVESTMENT I LIMITED	)
)
)
	)	/s/ Wong Yui Keung Marcellus
Name : Wong Yui Keung Marcellus
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
JIN Tai Global Limited	)
)
)
	)	/s/ Chen Kam Tai William
Name : Chen Kam Tai William
Title : Executive Director
Jin Tai Global Limited

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
VIRTUAL KING INVESTMENTS LIMITED	)
)
)
	)	/s/ CHAN Ying Lung
Name : CHAN Ying Lung
Title : Authorized Signatory

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SHANGHAI CITY MODERN	)
AGRICULTURE DEVELOPMENT CO., LTD.	)
)
	)	/s/ NORMA CHU KA YIN
Name : NORMA CHU KA YIN
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
FUJIAN JINJIANG YUNMAO	)
ELECTRONIC COMMERCE CO., LTD.	)
)
	)	/s/ NORMA CHU KA YIN
Name : NORMA CHU KA YIN
Title : Director

Signature page to the Amended and Restated Shareholders’ Agreement entered into by, among others, DDC Enterprise Limited and Norma Chu Ka Yin

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SOOKEE ENTERPRISES LIMITED	)
)
)
	)	/s/ Lau Kan Sum
Name : Lau Kan Sum
Title : Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
GOLDEN WAY PROJECT COMPANY LIMITED	)
)
)
	)	/s/ CHENG Yin Pan
Name : CHENG Yin Pan
Title : Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
CLINFORD INVESTMENT LIMITED	)
)
)
	)	/s/ CHENG Yin Pan
Name : CHENG Yin Pan
Title : Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
GRAND STANCE INVESTMENTS LIMITED	)
)
)
)
	)	/s/ CHENG Chi Kong
Name: CHENG Chi Kong
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
YEUNG YUK TUEN	)
)
)
)

In the presence of:

Signature of Witness

Name:

Address:

Occupation:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
MEI LAM YEN MAYLINDA	)
)
)
)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
SILVER TRADE VENTURES LIMITED	)
)
)
)
	)	/s/ HENDRICK SIN
Name: HENDRICK SIN
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first written above.

EXECUTED AS A DEED by	)
VECTR SPECIAL OPPORTUNITIES FUND SPC	)
(FOR THE ACCOUNT AND ON BEHALF OF	)
SELECT OPPORTUNITIES SP))
acting by its general partner	)
)
)
)
	)	/s/ Alan Yiu Lun Chan
Name: Alan Yiu Lun Chan
Title: Director

SCHEDULE A

LIST OF THE RESTRICTED INDIVIDUAL AND THE SUBSIDIARIES

A.1 – Restricted Individual

Norma Chu Ka Yin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is Z243274(A).

A.2 – Subsidiaries

Grand Leader Technology Limited, a limited liability company incorporated under the Laws of Hong Kong solely owned by the Company (“HK Company”).

Shanghai DayDayCook Information Technology Co., Ltd. (上海嘉龙日日煮信息科技有限公司), a limited liability company incorporated under the Laws of the PRC solely owned by the HK Company (“DDC WFOE”).

Shanghai Lashu Import and Export Trading Co., Ltd. (上海辣叔进出口贸易有限公司), a limited liability company incorporated under the Laws of the PRC solely owned by the HK Company (“Lashu WFOE”).

Shanghai Youlong Industrial Co., Ltd. (上海优龙实业有限公司), a limited liability company under the Laws of the PRC solely owned by the DDC WFOE (“Shanghai Youlong”).

Shanghai Weishi Information Technology Co., Ltd. (上海微食信息科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Domestic Company”).

DDC OpenStudio Limited, a limited liability company incorporated under the Laws of the Cayman Islands solely owned by the Company (“OpenStudio”).

Guangzhou Youlong DayDayCook Food and Beverage Co., Ltd. (广州优龙日日煮餐饮有限公司), a limited liability company incorporated under the Laws of the PRC (“Guangzhou Youlong”).

DDC OpenStudio Media Limited, a limited liability company incorporated under the Laws of Hong Kong (“OpenStudio Media”).

Shanghai City Modern Agriculture Development Co., Ltd. (上海城市现代农业发展有限公司), a limited liability company incorporated under the Laws of the PRC (“Shanghai City Modern”).

Fujian Jinjiang Yunmao Electronic Commerce Co., Ltd. (福建晋江云贸电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Fujian Jinjiang”).

SCHEDULE B

LIST OF SHAREHOLDERS

B.1 – Ordinary Shareholder

(1)	Voodoo Enterprise Limited, a limited liability company incorporated under the Laws of the British Virgin Islands owned by Norma Chu Ka Yin and Samuel Lim Derk Shuen (“Voodoo”).

B.2 – Founder Shares Shareholder

(2)	Norma Chu Ka Yin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is Z243274(A).

B.3 – Series Seed Preferred Shareholders

(3)	Ironfire Angel Partners LP, a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(4)	Alexander Lanson Lin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is P714186(A).

(5)	Vectr Ventures, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, PO Box 268, Grand Cayman KY1-1104, Cayman Islands.

(6)	Matthew Choi Chung Lee, an individual who is a Hong Kong resident and whose Hong Kong identity card number is D230572(1).

(7)	Huang Kevin Jiunn Jin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is R070252(7).

(8)	Voodoo Enterprise Limited, a limited liability company incorporated under the Laws of the British Virgin Islands owned by Norma Chu Ka Yin and Samuel Lim Derk Shuen.

(9)	Yvonne Lo Chung Min, an individual who is a Hong Kong resident and whose Hong Kong identity card number is K707649(5).

(10)	Chloe Chow Lai Ming, an individual who is a Hong Kong resident and whose Hong Kong identity card number is K747176(9).

(11)	Spirit Ice Project Company Limited, a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, VG1110, British Virgin Islands (“K11”).

(12)	Woodbury Capital Management Limited, a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Woodbury”).

(13)	Tontec International Limited, a company incorporated in the British Virgin Islands with registered number 1926578 and whose registered office is situated at Vistra Corporate Services Centre, Road Town, Tortola, the British Virgin Islands (“Futec”).

(14)	Alibaba Hong Kong Entrepreneurs Fund, L.P., a limited partnership incorporated under the laws of Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Gobi”).

(15)	Beyond Digital Six Limited, a company registered in Jersey with company number 127685 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB (upon the taking place of the Talis Closing as defined in the Purchase Agreement) (“Beyond Digital”).

(16)	Beyond DayDay Limited, a company registered in Jersey with company number 128784 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB (upon the taking place of the Talis Closing as defined in the Purchase Agreement) (“Beyond DayDay” and together with Beyond Digital, the “Talis Investors”).

B.4 – Series A Preferred Shareholders

(17)	Shanghai Heyi Kewen Investment, L.P. (上海合一科文投资合伙企业（有限合伙）), a limited partnership established under the Laws of the People’s Republic of China, whose registered office is at Room 1119, Building 2, No.560 Tacheng Road, Jiading Town, Jiading District, Shanghai, PRC (“Heyi”).

(18)	Ironfire Angel Partners LP, a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(19)	Ironfire Ventures II, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands (together with Ironfire Angel Partners LP, “Ironfire”).

(20)	MFUND L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Hermes Corporate Services Ltd., P.O. Box 31493, George Town, Grand Cayman KY1-1206, Cayman Islands.

(21)	Yunan REN, an individual who is a Hong Kong resident and whose Hong Kong passport number is KJ0042596.

(22)	Kai Nin Kenny MAN, an individual who is a Hong Kong resident and whose Hong Kong passport number is KF0222971.

(23)	Feng Deng, an individual who is a U.S. resident and whose U.S. passport number is 488925977.

(24)	500 Startups III, L.P., a limited partnership established under the laws of the state of Delaware of U.S., whose registered office is at 3500 S Dupont Hwy, Dover DE.

(25)	500 Mobile Collective, L.P., a limited partnership established under the laws of the state of Delaware of U.S., whose registered office is at 3500 S Dupont Hwy, Dover DE.

B.5 – Series A-1 Preferred Shareholders

(26)	Alibaba Hong Kong Entrepreneurs Fund, L.P., a limited partnership incorporated under the laws of Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(27)	Yunan REN, an individual who is a Hong Kong resident and whose Hong Kong passport number is KJ0042596.

(28)	Ironfire Ventures II, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(29)	Vectr Ventures, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, PO Box 268, Grand Cayman KY1-1104, Cayman Islands.

(30)	Epoch Vantage Limited, a company incorporated in the Cayman Islands whose registered office is at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands.

(31)	Voodoo Enterprise Limited, a limited liability company incorporated under the Laws of the British Virgin Islands owned by Norma Chu Ka Yin and Samuel Lim Derk Shuen.

B.6 – Series B Preferred Shareholders

(32)	Spirit Ice Project Company Limited, a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, VG1110, British Virgin Islands.

(33)	Woodbury Capital Management Limited, a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(34)	Ironfire Ventures II, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(35)	High-Five Ventures Limited, a company incorporated under the laws of the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(36)	Alibaba Hong Kong Entrepreneurs Fund, L.P., a limited partnership incorporated under the laws of Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

B.7 – Series B-1 Preferred Shareholders

(37)	Spirit Ice Project Company Limited, a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, VG1110, British Virgin Islands.

(38)	Tontec International Limited, a company incorporated in the British Virgin Islands with registered number 1926578 and whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, the British Virgin Islands.

(39)	Wealth Motion Holdings Limited, a company incorporated in the British Virgin Islands and whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Wealth Motion”).

B.8 – Series B-2 Preferred Shareholders

(40)	AMTD Direct Investment I Limited, a company incorporated under the laws of British Virgin Islands with its registered address at Commerce House, Wickhams Cay 1, Road Town, Tortola, VG1110, British Virgin Islands (“AMTD”).

(41)	Ironfire Ventures II, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(42)	Tontec International Limited, a company incorporated in the British Virgin Islands with registered number 1926578 and whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, the British Virgin Islands.

(43)	Beyond Digital Six Limited, a company registered in Jersey with company number 127685 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB (upon the taking place of the Talis Closing as defined in the Purchase Agreement).

(44)	Beyond DayDay Limited, a company registered in Jersey with company number 128784 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB (upon the taking place of the Talis Closing as defined in the Purchase Agreement).

B.9 – Series C Preferred Shareholders

(45)	JIN Tai Global Limited, a company incorporated in the British Virgin Islands with registered number 1759971 and whose registered office is situated at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“JIN Tai”).

(46)	Tontec International Limited, a company incorporated in the British Virgin Islands with registered number 1926578 and whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, the British Virgin Islands.

(47)	Spirit Ice Project Company Limited, a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, VG1110, British Virgin Islands.

(48)	Beyond Digital Six Limited, a company registered in Jersey with company number 127685 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB (upon the taking place of the Talis Closing as defined in the Purchase Agreement).

(49)	Beyond DayDay Limited, a company registered in Jersey with company number 128784 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB (upon the taking place of the Talis Closing as defined in the Purchase Agreement).

B.10 – Series C-1 Preferred Shareholder

(50)	VIRTUAL KING INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands with registered number 2029312 and whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Virtual King”).

(51)	500 Mobile Collective, L.P., a limited partnership established under the laws of the States of Delaware, United States.

(52)	500 Startups III, L.P., a limited partnership established under the laws of the States of Delaware, United States.

(53)	Ironfire Ventures II, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Collas Crill Corporate Services Limited of Willow House, Cricket Square, P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.

(54)	REN Yunan, an individual who is a Hong Kong resident and whose passport number is KJ0042596.

(55)	MAN Kai Nin Kenny, an individual who is a Hong Kong resident and whose passport number is KF0222971.

(56)	DENG Feng (邓峰), an individual who is a United States citizen and whose passport number is 488925977.

(57)	Alexander Lanson Lin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is P714186(A).

(58)	Vectr Ventures, L.P., a limited partnership established under the laws of the Cayman Islands, whose registered office is at Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, PO Box 268, Grand Cayman KY1-1104, Cayman Islands.

(59)	Huang Kevin Jiunn Jin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is R070252(7).

(60)	Voodoo Enterprise Limited, a limited liability company incorporated under the Laws of the British Virgin Islands owned by Norma Chu Ka Yin and Samuel Lim Derk Shuen.

(61)	Chloe Chow Lai Ming, an individual who is a Hong Kong resident and whose Hong Kong identity card number is K747176(9).

(62)	Alibaba Hong Kong Entrepreneurs Fund, L.P., a limited partnership incorporated under the laws of Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(63)	Spirit Ice Project Company Limited, a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, VG1110, British Virgin Islands.

(64)	Wealth Motion Holdings Limited, a company incorporated in the British Virgin Islands and whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(65)	AMTD Direct Investment I Limited, a company incorporated under the laws of the British Virgin Islands with its registered address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands.

(66)	Beyond Digital Six Limited, a company registered in Jersey with company number 127685 with its registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB.

(67)	Beyond DayDay Limited, a company registered in Jersey with company number 128784 with its registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB.

(68)	JIN Tai Global Limited, a company incorporated in the British Virgin Islands with registered number 1759971 and whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(69)	Sookee Enterprises Limited, a limited liability company with its registered address at Suite 615A-2, Ocean Centre, Harbour City, Kowloon, Hong Kong.

(70)	Golden Way Project Company Limited, a company incorporated under the laws of the British Virgin Islands, located at c/o Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(71)	Clinford Investment Limited, a company incorporated under the laws of the British Virgin Islands, located at c/o Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(72)	Grand Stance Investments Limited, a company incorporated under the laws of British Virgin Islands, located at c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(73)	Yeung Yuk Tuen, an individual who is a Hong Kong resident and located at located at 22B, 1 Homantin Hill Road, Homantin, Kowloon, Hong Kong.

(74)	Mei Lam YEN Maylinda, an individual who is a Hong Kong resident located at 15/F, Flat E, Pokfulam Gardens, 180 Pok Fu Liam Road, Hong Kong.

(75)	Silver Trade Ventures Limited, a company incorporated under the laws of Hong Kong, located at 30B, The Albany, 1 Albany Road, Hong Kong.

(76)	Vectr Special Opportunities Fund SPC (for the account and on behalf of Select Opportunities SP), a segregated portfolio company incorporated under the laws of Cayman Islands with its registered address at International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town KY1-1106, Grand Cayman, Cayman Island.

(77)	Lo Ngok Yang, an individual who is a Hong Kong resident.

SCHEDULE C

RIGHTS ATTACHING TO THE SHARES

In this Schedule, a reference to a paragraph is a reference to a paragraph of this Schedule:

1.	Dividends

Each holder of the Preferred Shares (other than the Series Seed Preferred Shares) shall be entitled to receive dividends at 5% per annum of the respective Subscription Price of that Preferred Shares (as adjusted) (the “Major Series Preferred Dividends”), for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Series Seed Preferred Shares and the Ordinary Shares. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be cumulative. If the funds or assets legally available for distribution to the holders of Preferred Shares (other than the Series Seed Preferred Shares) are insufficient for the payment to such holders of the full amounts specified in this paragraph 1, then the entire funds or assets legally available for distribution shall be distributed to the holders of Series C-1 Preferred Shares first, after that to the holders of Series C Preferred Shares, after that to the holders of Series B-2 Preferred Shares, after that to the holders of Series B-1 Preferred Shares, after that to the holders of Series B Preferred Shares, after that to the holders of Series A-1 Preferred Shares and the remaining shall be distributed pari passu and ratably among the holders of Series A Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this paragraph 1. If the funds or assets legally available for distribution to the holders of Series C-1 Preferred Shares are insufficient for the payment to such holders of the full amounts specified in this paragraph 1, then the entire funds or assets legally available for distribution shall be distributed pari passu and ratably among the holders of Series C- 1 Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this paragraph 1.

Each holder of the Series Seed Preferred Shares shall be entitled to receive dividends at 5% per annum of the Series Seed Subscription Price (as adjusted) (the “Series Seed Preferred Dividends”, together with the Major Series Preferred Dividends, the “Preferred Dividends”), for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Ordinary Shares. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be non-cumulative. If the funds or assets legally available for distribution to the holders of Series Seed Preferred Shares are insufficient for the payment to such holders of the full amounts specified in this paragraph 1, then the entire funds or assets legally available for distribution shall be distributed pari passu and ratably among the holders of Series Seed Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this paragraph 1.

After all Preferred Dividends have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds legally available therefor may be declared in that fiscal year for all the Shares and, if such additional dividends are declared, then the Ordinary Shareholders and Preferred Shareholders shall participate in such subsequent distribution based on the number of Shares held by such Shareholders on a Fully Diluted Basis.

For the avoidance of doubt, the holder of the Founder Shares shall not be entitled to receive any dividends.

2.	Liquidation Preference

Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution shall be distributed to the Shareholders in the following order and manner:

(i)	First, the Series C-1 Preferred Shareholder shall be entitled to receive for the Series C-1 Preferred Shares held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series C-1 Subscription Price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such issued Series C-1 Preferred Shares;

(ii)	Second, the Series C Preferred Shareholder shall be entitled to receive for the Series C Preferred Shares held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B-2 Preferred Shares, Series B- 1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series C Subscription Price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such issued Series C Preferred Shares;

(iii)	Third, each holder of Series B-2 Preferred Shares shall be entitled to receive for each Series B-2 Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series B-2 Subscription Price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such issued Series B-2 Preferred Shares;

(iv)	Fourth, each holder of Series B-1 Preferred Shares shall be entitled to receive for each Series B-1 Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series B-1 Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series B-1 Preferred Shares;

(v)	Fifth, each holder of Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series B Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series B Preferred Shares;

(vi)	Sixth, each holder of Series A-1 Preferred Shares shall be entitled to receive for each Series A-1 Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series A-1 Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series A-1 Preferred Shares;

(vii)	Seventh, each holder of Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series A Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series A Preferred Shares;

(viii)	Eighth, each holder of Series Seed Preferred Shares shall be entitled to receive for each Series Seed Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the amount equal to the greater of (i) 100% of the Series Seed Subscription Price, plus any and all declared but unpaid dividends on such issued Series Seed Preferred Share, and (ii) the amount the holders of Series Seed Preferred Shares would have received had the Series Seed Preferred Shares been converted into Ordinary Shares immediately prior to the Liquidation Event; and

(ix)	Ninth, all the Founder Shares shall be cancelled by the Company.

(x)	After unconditional and irrevocable distribution or payment in full of the amount pursuant to the clauses above (collectively, the “Liquidation Preference”), all remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all the Shareholders based on the number of Shares held by such Shareholders on a Fully Diluted Basis.

(xi)	If the funds or assets legally available for distribution to the Shareholders during any of the above steps of distribution are insufficient for the payment to those Shareholders entitled to receive such funds or assets of the full amounts such Shareholders entitled to receive, then the entire funds or assets legally available for distribution shall be distributed pari passu and ratably among such Shareholders in proportion to the full amounts they would otherwise be entitled to receive.

For purposes of this paragraph 2, unless the Requisite Majority otherwise determine, a “Liquidation Event” means any of the following events:

(a) any liquidation, winding up, dissolution, cessation of business (or a substantial portion of the business) of any Group Company; or

(b) an Asset Sale;

(c) a Share Sale or a merger, consolidation, amalgamation or other similar corporate reorganization which is analogous to or has a substantially similar effect to a Share Sale; or

(d) any sale of Equity Securities by the Restricted Individual and/or her affiliates, or any issue of Equity Securities by the Company, as a result of which the Restricted Individual and her affiliates will collectively hold less than 5% shareholding in the Company.

3.	Conversion of Preferred Shares

(i)	Right to Convert. Each Preferred Share shall be convertible, at the option of the holder thereof at any time, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Subscription Price by the applicable Conversion Price, determined as hereafter provided, in effect on the date of conversion of such Share (the “Conversion Rights”). The initial Conversion Price of each class of Preferred Share shall be its respective Subscription Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in this paragraph 3.

(ii)	Mechanics of Conversion. A Preferred Shareholder may exercise its Conversion Rights by giving the Company not less than ten (10) days’ notice of its election to convert its Preferred Shares (the “Conversion Notice”). The Conversion Notice shall specify the number of Preferred Shares to be converted and the date of the conversion (the “Conversion Date”). The Company shall, promptly and in any event within five (5) days after the receipt thereof, provide a copy of the Conversion Notice to each of the other Preferred Shareholder. The Company shall, on the Conversion Date, compulsorily redeem such Preferred Shares and apply the proceeds of redemption to the issue of the number of fully paid Ordinary Shares to which such Preferred Shareholder shall be entitled and shall deliver to such notifying Preferred Shareholder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such Preferred Shareholder shall be entitled as aforesaid. If the conversion is in connection with an underwritten offering of securities, the conversion may, at the option of the Preferred Shareholder tendering the Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Ordinary Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities. If the conversion is in connection with an acquisition by, merger or other combination with an entity where the Company is not the surviving entity, the conversion shall be conditioned upon consummation of the transaction and in the event the transaction fails to be consummated, such Preferred Shares shall be deemed not to have been converted.

(iii)	Automatic Conversion. Each Preferred Share shall automatically be converted by way of redemption of such Preferred Shares and the issue of the fully paid Ordinary Shares at the applicable Conversion Price at the time in effect immediately upon the earlier of (i) the consummation of a Qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the Requisite Majority (voting as separate series, and on an as-converted basis).

(iv)	Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets. Subject to paragraphs 3(ii) and 3(iii), if at any time or from time to time there is a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets, including but not limited to the sale of all or substantially all of the Company’s Intellectual Property, to any other person (the “Reorganization”), then, as a part of such Reorganization,provision shall be made so that the Preferred Shareholders shall thereafter be entitled to receive upon conversion of each Preferred Share the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale or other corporation or entity issuing such shares, securities or other property, to which a holder of the number of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled on such Reorganization.

In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 3 with respect to the rights of the Preferred Shareholders after the Reorganization to the end that the provisions of this paragraph 3 (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of the relevant Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

(v)	Adjustments for Certain Issuances.

(a) If at any time and from time to time the Company issues or sells, or is deemed by the express provisions of this section to have issued or sold, any Additional Shares (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Additional Shares, the applicable Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause) be adjusted to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new applicable Conversion Price with respect to such Preferred Share,

OCP = the applicable Conversion Price with respect to such Preferred Share in effect immediately before the issuance of the Additional Shares,

OS = the total outstanding Ordinary Shares immediately before the issuance of the Additional Shares on a Fully Diluted Basis including the total Ordinary Shares issuable upon conversion or exchange of all the outstanding Preferred Shares, Equity Securities and exercise of outstanding options,

NP = the total consideration received for the issuance or sale of the Additional Shares, and

NS = the number of Additional Shares issued or sold.

(b) In the case of the issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(c) In the case of the issuance of Ordinary Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

(d) In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this paragraph 3(v):

(1) The aggregate maximum number of Ordinary Shares deliverable upon exercise of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs 3(v)(b) and 3(v)(c)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Ordinary Shares covered thereby.

(2) The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs 3(v)(b) and 3(v)(c)).

(3) In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to paragraphs 3(v)(d)(1) and 3(v)(d)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either paragraph 3(v)(d)(3) or 3(v)(d)(4).

(e) For purposes of this paragraph 3(v), “Additional Shares” shall mean the New Securities (as defined in this Agreement).

(vi)	Adjustments for Share Dividends, Subdivisions and Combinations. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of Shareholders entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Equity Securities without payment of any consideration by such holder for the additional Ordinary Shares or Equity Securities (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each relevant Preferred Share shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Equity Securities. If the number of Ordinary Shares outstanding at any time after the date of the Closing or the Series C-1 Closing (as the case may be) is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the applicable Conversion Price shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each relevant Preferred Share shall be decreased in proportion to such decrease in outstanding Shares.

(vii)	Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to paragraph 3(vi), then, in each such case for the purpose of this paragraph 3(vii), the Preferred Shareholders shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the Shareholders entitled to receive such distribution.

(viii)	Adjustments for Reclassifications, Recapitalizations, etc. If at any time or from time to time there shall be a reclassification or recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 3), provision shall be made so that the Preferred Shareholders shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such reclassification or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 3 with respect to the rights of the Preferred Shareholders after the reclassification or recapitalization to the end that the provisions of this paragraph 3 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the relevant Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(ix)	Other Dilutive Events. If any event occurs as to which the other provisions of this paragraph 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of the Preferred Shareholders set forth in this paragraph 3 in accordance with the essential intent and principles hereof, then, in each case, the Board will make appropriate adjustment so as to protect the rights of the Preferred Shareholders.

(x)	No impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Preferred Shareholders against impairment.

4.	Adjustment of Ordinary Shares and Founder Shares

(i)	Automatic Cancellation. Each Founder Share shall automatically be cancelled by the Company immediately upon the consummation of a Qualified IPO.

(ii)	Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets. Subject to paragraph 2, if at any time or from time to time there is a Reorganization, then, as a part of such Reorganization, (a) provision shall be made so that the Ordinary Shareholders shall thereafter be entitled to receive upon conversion of each Ordinary Share the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale or other corporation or entity issuing such shares, securities or other property, to which a holder of such number of Ordinary Shares would have been entitled on such Reorganization; and (b) all the Founder Shares shall be cancelled by the Company prior to the Reorganization.

In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 4 with respect to the rights of the Ordinary Shareholders after the Reorganization to the end that the provisions of this paragraph 4 shall be applicable after that event and be as nearly equivalent as may be practicable.

(iii)	Adjustments for Share Dividends, Subdivisions and Combinations. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of Shareholders entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Equity Securities without payment of any consideration by such holder for the additional Ordinary Shares or Equity Securities (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the voting rights of the Founder Shares shall be proportionately increased. If the number of Ordinary Shares outstanding at any time after the date of the Closing or the Series C-1 Closing (as the case may be) is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the voting rights of the Founder Shares shall be proportionately decreased.

(iv)	Adjustments for Reclassifications, Recapitalizations, etc. If at any time or from time to time there shall be a reclassification or recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 4), provision shall be made so that the Restricted Individual shall thereafter be entitled to receive the same voting rights as she would have been entitled to prior to such reclassification or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 4 with respect to the voting rights of the Founder Shares after the reclassification or recapitalization to the end that the provisions of this paragraph 4 shall be applicable after that event as nearly equivalent as may be practicable.

(v)	No impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the voting rights of the Restricted Individual against impairment.

5.	Redemption

(i)	Redemption.

(a)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of this Agreement or the Series C-1 Purchase Agreements or any other Related Agreements (as defined in the Series C-1 Purchase Agreements) by any Group Company or Shareholder other than the Series C-1 Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series C-1 Preferred Shares, the Series C-1 Preferred Shareholders shall have the right to require the Company to redeem all or any portion of the outstanding Series C-1 Preferred Shares held by it, at a redemption price per Series C-1 Preferred Share equal to the Series C-1 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series C-1 Redemption Price”).

(b)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the Purchase Agreement, or any other Related Agreement (as defined in the Purchase Agreement) by any Group Company or Shareholder other than the Series C Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series C Preferred Shares, the Series C Preferred Shareholders shall have the right to require the Company to redeem all or any portion of the outstanding Series C Preferred Shares held by it, at a redemption price per Series C Preferred Share equal to the Series C Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series C Redemption Price”).

(c)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, AMTD and certain other parties thereto dated 30 August 2018, or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series B-2 Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series B-2 Preferred Shares, each holder of the Series B-2 Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series B-2 Preferred Shares held by it, at a redemption price per Series B-2 Preferred Share equal to the Series B-2 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series B-2 Redemption Price”).

(d)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, K11, Tontec International Limited and certain other parties thereto dated 15 November 2017, the share subscription agreement by and among the Company, Wealth Motion and certain other parties thereto dated 23 December 2017 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series B-1 Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series B-1 Preferred Shares, each holder of the Series B-1 Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series B-1 Preferred Shares held by it, at a redemption price per Series B-1 Preferred Share equal to the Series B-1 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series B-1 Redemption Price”).

(e)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, K11 and certain other parties thereto dated 14 June 2017 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series B Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series B Preferred Shares, each holder of the Series B Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series B Preferred Shares held by it, at a redemption price per Series B Preferred Share equal to the Series B Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series B Redemption Price”).

(f)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, Gobi and certain other parties thereto dated 28 October 2016 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series A-1 Preferred Shareholders or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series A-1 Preferred Shares, each holder of the Series A-1 Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series A-1 Preferred Shares held by it, at a redemption price per Series A-1 Preferred Share equal to the Series A-1 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series A-1 Redemption Price”).

(g)	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, Heyi and certain other parties thereto dated 3 February 2016 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series A Preferred Shareholders or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series A Preferred Shares, each holder of the Series A Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series A Preferred Shares held by it, at a redemption price per Series A Preferred Share equal to the Series A Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series A Redemption Price” and together with the Series A-1 Redemption Price, the Series B Redemption Price, the Series B-1 Redemption Price, the Series B-2 Redemption Price, the Series C Redemption Price and the Series C-1 Redemption Price, the “Redemption Price”).

(h)	For the avoidance of doubt, the time period for calculating the interests incurred on the Preferred Shares under this paragraph 5 shall commence from the date when the relevant Preferred Shares were issued by the Company and end on the date of receipt by the relevant Shareholders of the relevant Redemption Price.

(ii)	Redemption is effected by any Preferred Shareholder(s) who is not a Series Seed Preferred Shareholder giving the Company a notice (the “Redemption Notice”). The Redemption Notice shall specify the number of Preferred Shares to be redeemed, the date of the redemption (which shall be a date no later than sixty (60) days after the date of the Redemption Notice) (the “Redemption Date”) and the place at which the certificates for the relevant Preferred Shares are to be presented for redemption. The Company shall, promptly and in any event within five (5) days after the receipt thereof, provide a copy of the Redemption Notice to each of the other Preferred Shareholders (who is not a Series Seed Preferred Shareholder). Each other Preferred Shareholder (who is not a Series Seed Preferred Shareholder) shall, subject to paragraph 5(v) below, by giving a notice to the Company within sixty (60) days after receipt of the copy of the Redemption Notice, have the right to have its Preferred Shares redeemed simultaneously with the notifying the Preferred Shareholder. The valuation date for ascertaining the Redemption Price shall be the date of the Redemption Notice.

(iii)	The Company shall pay to the redeeming Series C-1 Preferred Shareholder(s) in priority to the Series C Preferred Shareholder(s), and the Company shall pay to the redeeming Series C Preferred Shareholder(s) in priority to the Series B-2 Preferred Shareholder(s), and the Company shall pay to the redeeming Series B-2 Preferred Shareholder(s) in priority to the Series B-1 Preferred Shareholder(s), and the Company shall pay to the redeeming Series B-1 Preferred Shareholder(s) in priority to the Series B Preferred Shareholder(s), and the Company shall pay to the redeeming Series B Preferred Shareholder(s) in priority to the Series A-1 Preferred Shareholder(s), and the Company shall pay to the redeeming Series A-1 Preferred Shareholder(s) in priority to the Series A Preferred Shareholder(s), the Redemption Price due to it on the Redemption Date. Upon receipt of such Redemption Price, each redeeming Preferred Shareholder is bound to deliver to the Company at the place stated in the Redemption Notice the certificate (or certificates) for those shares.

(iv)	If the number of Preferred Shares, which could be redeemed to the extent permitted by Law is less than the number of Preferred Shares requested to be redeemed by the relevant Preferred Shareholder(s) pursuant to paragraph 5(ii), the Company shall:

(A) promptly notify the relevant Preferred Shareholder(s) the excess number of Preferred Shares that could not be redeemed,

(B) redeem such number of Series C-1 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series C-1 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

(C) following redemption of all of the Series C-1 Preferred Shares requested to be redeemed, redeem such number of Series C Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series C Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

(D) following redemption of all of the Series C Preferred Shares requested to be redeemed, redeem such number of Series B-2 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series B-2 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

(E) following redemption of all of the Series B-2 Preferred Shares requested to be redeemed, redeem such number of Series B-1 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series B-1 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

(F) following redemption of all of the Series B-1 Preferred Shares requested to be redeemed, redeem such number of Series B Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series B Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series A-1 Preferred Shares and Series A Preferred Shares;

(G) following redemption of all of the Series B Preferred Shares requested to be redeemed, redeem such number of Series A-1 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series A-1 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series A Preferred Shares; and

(H) following redemption of all of the Series A-1 Preferred Shares requested to be redeemed, redeem such number of Series A Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series A Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to any subsequent redemption requests.

(v)	Upon the written request of the relevant Preferred Shareholder(s) who has requested redemption of its relevant Preferred Shares pursuant to paragraph 5(ii), each of the Company and the other Shareholders shall, to the extent permitted by applicable Law, by passing all relevant resolutions, procure the members of the Group to declare and distribute sufficient dividends, out of any funds legally available therefor, to the Company in order to enable the Company to effect the redemption.

(vi)	All relevant Preferred Shares which are redeemed by the Company shall forthwith be cancelled upon full payment of the Redemption Price with respect to such Preferred Shares.

(vii)	If the Company’s assets or funds which are legally available on the date that any redemption payment under this paragraph 5 is due are insufficient to pay in full all redemption payments to be paid at the Redemption Date, or if the Company is otherwise prohibited by applicable Law from making such redemption, then (i) those assets or funds which are legally available shall first be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series C-1 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (ii) after full payment of the aggregate Series C-1 Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series C Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (iii) after full payment of the aggregate Series C-1 Redemption Price and Series C Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series B-2 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (iv) after full payment of the aggregate Series C-1 Redemption Price , Series C Redemption Price and Series B-2 Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series B-1 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (v) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price, Series B-2 Redemption Price and Series B-1 Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series B Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (vi) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price, Series B-2 Redemption Price, Series B-1 Redemption Price and Series B Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series A-1 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (vii) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price, Series B-2 Redemption Price, Series B-1 Redemption Price, Series B Redemption Price and Series A-1 Redemption Price due on such date, the remaining assets or funds of the Company that become legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series A Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; and (viii) all assets or funds of the Company that become legally available for the redemption of Shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due.

(viii)	Without limiting any rights of the Preferred Shareholders which are set forth in this Agreement, the Articles or other constitutional documents of the Company or are otherwise available under Law, if the Company fails at the Redemption Date, for any reason whatsoever, to redeem all of the relevant Preferred Shares to be redeemed as requested by the relevant Preferred Shareholders and to pay the full Redemption Price therefore, the shares to be redeemed thereat but for which the Company has not paid in full the applicable redemption price (the “Remaining Preferred Shares”) shall remain outstanding and shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Remaining Preferred Shares (as the case may be) had prior to such date and the Remaining Preferred Shares shall be redeemed as soon as the Company is legally able to do so.

6.	Voting

(i)	The Preferred Shareholders shall be entitled to receive notices of all meetings of the Shareholders of the Company in accordance with the Articles and to attend and vote thereat. To the fullest extent permitted by Law, and unless otherwise specified in the Articles, there shall not be separate meetings of each class of shareholders but only one (1) meeting for holders of all Shares.

(ii)	Each Preferred Shareholder shall be entitled to one (1) vote (whether on a show of hands or on a poll) for each Ordinary Share into which such Preferred Shares could then be converted, and with respect to such vote, such Preferred Shareholder shall have full voting rights and powers equal to the voting rights and powers of the Ordinary Shareholders.

(iii)	The Restricted Individual shall be entitled to ten (10) votes (whether on a show of hands or on a poll) for each Founder Share she holds, and with respect to such vote, she shall have full voting rights and powers equal to the voting rights and powers of the Ordinary Shareholders.

(iv)	To the fullest extent permitted by law and except as otherwise contemplated herein, the holders of Ordinary Shares, Founder Shares and Preferred Shares shall vote together as a single class.

(v)	Any fractional voting rights available on an as-converted basis (after aggregating all Ordinary Shares into which the Preferred Shares held by each Preferred Shareholder could be converted) shall be rounded up to the nearest whole number.

7.	Payments

(i)	Payment of dividends and moneys due on exercise of such redemption shall be made by the Company posting a cheque in US$ (or in the case of payments which are made in another currency, such other currency) addressed to that Preferred Shareholder at its address as maintained at the register of holders of Preferred Shares and at its risk. Payment shall be deemed to have been made at the time of posting unless the relevant cheque is not honoured on presentation.

(ii)	All payments or distributions with respect to Preferred Shares held jointly by two or more persons shall be paid or made to whichever of such person is named first in the register of holders of Preferred Shares maintained by the Company.

8.	Taxation

All payments in respect of Preferred Shares shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or whatever nature imposed or levied by or on behalf of any authority therein or thereof unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law.

9.	Transfers and certificates

The provisions of the Articles relating to the transfer of Ordinary Shares and share certificates shall mutatis mutandis apply in relation to the Preferred Shares, unless otherwise specified in the Articles.

10.	Notices

Notices to the Ordinary Shareholders shall also be given to the Restricted Individual and the Preferred Shareholders on the same date and in the same manner.

11.	Other

Save as expressly contemplated herein and in the Articles, each of the Preferred Shares and Founder Shares shall have the same rights and obligations as each of the Ordinary Shares.

EXHIBIT A

FORM OF JOINDER

By execution of this Joinder (this “Joinder”), the undersigned hereby agree that                  (the “New Shareholder”) shall become a party to that certain Amended and Restated Shareholders’ Agreement, dated as of [●], 2021 by and among DDC Enterprise Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), the shareholders of the Company named therein, the Restricted Individual and certain other parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Shareholders Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Shareholders Agreement.

The New Shareholder hereby agrees to execute this Joinder as a deed by executing the signature page substantially in the form attached hereto as Exhibit A.1, (the “Signature Page”). The Signature Page shall, with effect from the entry of the New Shareholder in the register of members of the Company as the holder of any Share (the “Effective Time”), be incorporated into the Shareholders Agreement such that (i) the Signature Page and Shareholders Agreement, when taken together shall be deemed to constitute one and the same instrument, and (ii) the New Shareholder shall, as from the Effective Time, be deemed to have the rights and obligations of a Series C-1 Preferred Shareholder / a Series C Preferred Shareholder / a Series B-2 Preferred Shareholder / a Series B-1 Preferred Shareholder / a Series B Preferred Shareholder / a Series A-1 Preferred Shareholder / a Series A Preferred Shareholder / a Series Seed Preferred Shareholder / an Ordinary Shareholder under the Shareholders Agreement. The New Shareholder hereby agrees to observe, perform and be bound by all of the terms and conditions applicable to a Series C-1 Preferred Shareholder / a Series C Preferred Shareholder / a Series B-2 Preferred Shareholder/ a Series B-1 Preferred Shareholder/ a Series B Preferred Shareholder / a Series A-1 Preferred Shareholder / a Series A Preferred Shareholder / a Series Seed Preferred Shareholder / an Ordinary Shareholder under the Shareholders Agreement with effect from the Effective Time (except to the extent that any terms and conditions thereof have been fully performed prior to the Effective Time).

This Joinder shall be governed by and construed for all purposes under and in accordance with the laws of Hong Kong without giving effect thereof to the principles of conflict of laws. SECTION 7.13. of the Shareholders Agreement shall apply in respect of any dispute, controversy or claim arising out of or relating to this Joinder.

This Joinder may be executed by the parties hereto on any number of separate counterparts.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have caused this Joinder to be executed as a deed on__________________.

EXECUTED AS A DEED by	)
COMPANY	)
)
)
)
)
Name :
Title :

EXECUTED AS A DEED by	)
a Series C-1 Preferred Shareholder /	)
a Series C Preferred Shareholder /	)
a Series B-2 Preferred Shareholder /	)
a Series B-1 Preferred Shareholder /	)
a Series B Preferred Shareholder /	)
a Series A-1 Preferred Shareholder /	)
a Series A Preferred Shareholder /	)
a Series Seed Preferred Shareholder /	)
an Ordinary Shareholder	)
)
Name :
Title :

EXHIBIT A.1

FORM OF SIGNATURE PAGE FOR

SHAREHOLDERS AGREEMENT

EXECUTED AS A DEED by	)
a Series C-1 Preferred Shareholder /	)
a Series C Preferred Shareholder /	)
a Series B-2 Preferred Shareholder /	)
a Series B-1 Preferred Shareholder /	)
a Series B Preferred Shareholder /	)
a Series A-1 Preferred Shareholder /	)
a Series A Preferred Shareholder /	)
a Series Seed Preferred Shareholder /	)
an Ordinary Shareholder	)
Name :
Title :